Exhibit 2.1



                                   KADIRI INC.

                                     - AND -

                                 WORKSTREAM INC.

                                      -AND-

                        WORKSTREAM ACQUISITION III, INC.


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                          AGREEMENT AND PLAN OF MERGER


                                  MAY 24, 2004

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          GRAY CARY WARE & FREIDENRICH LLP, COUNSEL FOR THE CORPORATION
      PERLEY-ROBERTSON, HILL & MCDOUGALL LLP, SOLICITORS FOR THE PURCHASER

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THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of May 24, 2004

BETWEEN:

                  KADIRI INC., a corporation incorporated pursuant to the laws of the State of California ("Kadiri" or "the Corporation")

                  - and -

                  WORKSTREAM INC., a corporation incorporated pursuant to the laws of Canada (the "Purchaser")

                  -and-

                  WORKSTREAM ACQUISITION III, INC., a corporation incorporated pursuant to the laws of the State of Delaware ("Merger Sub")

RECITALS:

      A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law and the California Business Corporations Act ("Delaware Law"), and the California Corporations Code, Purchaser, Merger Sub and the Corporation intend to enter into a business combination transaction pursuant to which Merger Sub will be merged into the Corporation in a reverse triangular merger, with the Corporation continuing as the Surviving Corporation of the merger (the "Merger").

      B. The Board of Directors of the Corporation (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Corporation and advisable and fair to, and in the best interests of, the Corporation and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of the Corporation adopt and approve this Agreement and approve the Merger.

      C. The Board of Directors of Purchaser (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Purchaser and advisable and fair to, and in the best interests of, Purchaser and its shareholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended.

      E. It is also intended by the parties hereto that the Merger shall be accounted for as a "purchase."

      F. The Corporation and each of the Corporation Stockholders entitled to receive common stock of the Purchaser hereunder will enter into a letter of transmittal in a form to be mutually agreed among the Corporation, such stockholders and the Purchaser prior to each of the Corporation Stockholders receiving Exchange Shares as contemplated hereunder (the "Transmittal Letter"), which sets forth certain representations, warranties and covenants of such Corporation Stockholders.


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      THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1   DEFINITIONS

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

      "1933 ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC;

      "1934 ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC;

      "CORPORATION STOCKHOLDERS" means those persons holding shares of capital stock of the Corporation on the Closing Date.

      "ACCOUNTS RECEIVABLE" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims recorded as receivable in the Books and Records and any other amount due to the Corporation, including any refunds and rebates, and the benefit of all security (including cash deposits), guarantees and other collateral held by the Corporation;

      "AFFILIATE" shall mean, as to any Person, any Person controlling, controlled by, or under common control with, such Person;

      "AGREEMENT" means this Agreement, including all schedules, and all instruments supplementing or amending or confirming this Agreement, and references to "ARTICLE" or "SECTION" mean and refer to the specified Article or Section of this Agreement;

      "BALANCE SHEET DATE" means the 28th day of May, 2004;

      "BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which the Corporation is or has been a party or by which it is or has been bound or under which the Corporation has, or will have, any liability or contingent liability, relating to:

      (a)   Pension Plans;


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(b) Insurance Plans; or

(c) Compensation Plans,

with respect to any of the Employees or former employees (or any dependants or beneficiaries of any such Employees or former employees), directors or shareholders of the Corporation, individuals working on contract with the Corporation or other individuals providing services to any of them of a kind normally provided by employees or eligible dependants of such person;

"BOOKS AND RECORDS" means all books and records of the Corporation, including financial, corporate, operations, sales and purchase books and records, lists of suppliers and customers, business reports, plans and projections and all other documents, surveys, plans, files, records, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related or other electronic media;

"BUSINESS" means the business carried on by the Corporation, and the term "Business" shall include any part of the businesses held or carried on by the Corporation;

"BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located in Ottawa, Ontario are open for business during normal banking hours;

"CALIFORNIA LAW" means the California Corporations Code;

"CLAIMS" means any claim, demand, action, assessment or reassessment, suit, cause of action, damage, loss, charge, judgment, debt, costs, liability or expense, including reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

"CLOSING" means the closing of the Merger contemplated under this Agreement by consummation of the Merger;

"CLOSING DATE" means, subject to prior termination of this Agreement as provided in Article 11, the earlier of (i) May 28th, 2004, or (ii) the second business day after all closing conditions set forth in Articles 7 and 8 hereof have been satisfied or duly waived, or such other date as the Parties may agree in writing as the date upon which the Closing shall take place;

"CLOSING TIME" means 2 o'clock p.m. Ottawa time on the Closing Date, or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

"CODE" means the United States Internal Revenue Code of 1986, as amended;

"COMPENSATION PLANS" means all employment benefits relating to bonus, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;


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"CONTRACTS" means all contracts, licences, leases, agreements, commitments and engagements to which the Corporation is a party or by which it is bound and includes all quotations, orders or tenders for contracts which remain open for acceptance and any warranties, guarantees or commitments (express or implied);

"CORPORATION SERIES 1 PREFERRED SHARES" means the Corporation's Series 1 Preferred Shares;

"CORPORATION SERIES 2 PREFERRED SHARES" means the Corporation's Series 2 Preferred Shares;

"CORPORATION SERIES 3 PREFERRED SHARES" means the Corporations' Series 3 Preferred Shares"

"EFFECTIVE TIME" means the date and time on which the Merger first becomes legally effective under Delaware Law as a result of the filing with the Delaware Secretary of State of the Agreement of Merger pursuant to, and in conformity with, Delaware Law and other wise in accordance with California Law.

"EMPLOYEES" means all persons employed by the Corporation, including for greater certainty, those employees on disability leave, parental leave or other absence;

"ENCUMBRANCES" means any pledge, lien, charge, security interest, title retention agreement, mortgage, restriction, easement, right-of-way, title defect, option, adverse claim or encumbrance of any kind or character whatsoever;

"ENVIRONMENT" means the environment or natural environment as defined in any Environmental Laws and includes air, surface, water, ground water, land surface, soil, subsurface strata, any sewer system and the environment in the workplace;

"ENVIRONMENTAL APPROVALS" means all approvals, permits, certificates, licences, authorizations, consents, agreements, instructions or directions having the force of law, and registrations or approvals issued or required by any Governmental Authority pursuant to Environmental Laws with respect to the operations, business or assets of the Corporation;

"ENVIRONMENTAL LAWS" means all Laws relating in full or in part to the Environment or employee or public health or safety, and includes those Environmental Laws relating to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, Release and disposal of Hazardous Substances;


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"EQUIPMENT CONTRACTS" means all motor vehicle leases, equipment leases, conditional sales contracts, title retention agreements and other similar agreements relating to equipment used by the Corporation;

"GOVERNMENTAL AUTHORITY" means any government, regulatory authority, governmental department, agency, commission, board, tribunal or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or any province, state or other geographic or political subdivision of any nation;

"GOVERNMENTAL AUTHORIZATIONS" means all authorizations, approvals, including Environmental Approvals, orders, consents, directions, notices, licences, permits, variances, registration or similar rights issued to or by or required by any Governmental Authority;

"HAZARDOUS SUBSTANCE" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, prohibited substance, dangerous substance or dangerous good as defined or judicially interpreted under in any Environmental Laws, including any asbestos or asbestos-containing materials;

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

"CORPORATION SHARES" means all of the issued and outstanding shares of capital stock of the Corporation;

"INSURANCE PLANS" means all employment benefits relating to disability or wage continuation during period of absence from work (including short term disability, long term disability and workers compensation), hospitalization, health, medical or dental treatments or expenses, life insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured;

"INTELLECTUAL PROPERTY" means registered and unregistered trade-marks (including the Trade-marks), copyright, and other intellectual property rights and all rights (proprietary, contractual or otherwise) in or relating to all trade secrets, confidential and proprietary information, methods, procedures, know-how and information;

"LAWS" means all applicable laws, statutes, by-laws, rules, regulations, orders, ordinances, codes, judgments and directions having the force of law of any Governmental Authority;

"LEASED REAL PROPERTY" means all premises which are leased, subleased, licensed or otherwise occupied by the Corporation, and the interest of the Corporation in all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way and other appurtenances situate on or forming part of such premises, all of which is listed in Schedule 1.1(a) of the Disclosure Schedules;


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"MATERIAL ADVERSE EFFECT" when used with reference to any entity or group of related entities, means any event, change, circumstance or effect that is, individually or in the aggregate, materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole with its subsidiaries; provided, however, that in no event shall any event, change, circumstance or effect related to (A) the economy of the United States, (B) the industry in which such entity or group of related entities operates, constitute, in and of itself, a Material Adverse Effect.

"MATERIAL CONTRACT" means any currently effective Contract: (i) involving aggregate payments following the date hereof to or by the Corporation in excess of $100,000; (ii) involving rights or obligations of the Corporation that may reasonably extend beyond one year (except for standard non-exclusive licenses granted to end-user customers in the ordinary course of business); (iii) which is outside the ordinary course of business; (iv) which does not or cannot be terminated without penalty on less than six months notice (except for standard non-exclusive licenses granted to end-user customers in the ordinary course of business); or (iv) which restricts in whole or in part in any material way the scope of the business or activities of the Corporation;

"MERGER PRICE PER SHARE" means the average last sale price of Purchaser Common Stock quoted by the NASD on its automated quotation system for the last five (5) trading days immediately preceding the Closing Date.

"MERGER SUB" means Workstream Acquisition III, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser;

"NASD" means the National Association of Securities Dealers, Inc. or one or more of its subsidiaries, as the context may require, and any successor to any of them;

"NOTICE" shall have the meaning given in Section 12.3;

"OWNED REAL PROPERTY" means all freehold lands which are owned or purported to be owned, in fee simple, by the Corporation including all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way and other appurtenances situate on or forming part of such lands;

"PARTIES" means all of the parties to this Agreement;

"PENSION PLANS" means all benefits relating to retirement or retirement savings including pension plans, pensions or supplemental pensions, registered retirement savings plans, registered pension plans and retirement compensation arrangements;

"PERMITTED ENCUMBRANCES" means (i) the Encumbrances listed in Schedule 1.1(c) of the Disclosure Schedules, (ii) statutory liens for the payment of taxes that are not yet due or delinquent, and (iii) liens, encumbrances and security interests which arise in the ordinary course of business and which do not materially affect the assets of the relevant Party;


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"PERSON" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, corporation, limited liability company, unlimited liability company, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative;

"PREFERRED STOCK" shall mean the Corporation Series 1 Preferred Shares, the Corporation Series 2 Preferred Shares and the Corporation Series 3 Preferred Shares;

"PURCHASER COMMON STOCK" means the common stock, no par value, of the Purchaser.

"REAL PROPERTY" means the Owned Real Property and the Leased Real Property;

"REAL PROPERTY LEASES" means those agreements to lease, leases, subleases or licences or other occupancy rights pursuant to which the Corporation uses or occupies the Leased Real Property;

"RELEASE" has the meaning prescribed in any Environmental Laws and includes any release, spill, leak, pumping, pouring, addition, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, or placement;

"REMEDIAL ORDER" means any administrative complaint, direction, order or sanction issued, filed, imposed or threatened by any Governmental Authority pursuant to any Environmental Laws and includes any order requiring any remediation or clean-up of any Hazardous Substance, or requiring that any Release or any other activity be reduced, modified or eliminated or requiring a payment to be made to any Governmental Authority;

"REQUIRED APPROVALS" means those Governmental Authorizations, shareholder approval and third Person approvals, consents and notices referred to in
Schedule 1.2(e), including any consents required by any outstanding contract or commitment of the Corporation that requires the prior approval of third parties prior to any change of control of the Corporation resulting from the consummation of the transactions contemplated by this Agreement;

"SEC" means the Securities and Exchange Commission;

"SECURITIES LAWS" means the 1933 Act, the 1934 Act, the securities or "blue sky" laws of any state or territory of the United States and the rules and regulations of the NASD and the comparable laws, rules and regulations in effect in any relevant other country;

"SUBSIDIARY" of any Person shall mean a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture, or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person.


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"TAX RETURNS" includes all returns, reports, declarations, elections, notices, filings, information returns and statements filed or required to be filed in respect of Taxes;

"TAXES" includes all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, including those levied on, or measured by, or in respect of income, gross receipts, profits, capital, gains, capital gains, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance and other government pension plan premiums or contributions;

"TRADE-MARKS" means all trade-marks, trade names, brands, trade dress, business names, Uniform Resource Locators ("URL"), domain names, tag lines, designs, graphics, logos and other commercial symbols and indicia of origin, whether registered or not, owned by, licensed to or used by the Corporation and any goodwill associated with any of them, including trade-marks, trade names, brands, trade dress, business names, URL, domain names, tag lines, designs, graphics, logos and other commercial symbols and indicia of origin owned by, licensed to or used by the Corporation listed and described in Schedule 4.21 of the Disclosure Schedules.

1.2      CERTAIN RULES OF INTERPRETATION

In this Agreement and the schedules:

      (A) TIME - time is of the essence in the performance of the Parties' respective obligations;

      (B) CURRENCY - unless otherwise specified, all references to money amounts are to the lawful currency of the United States of America;

      (C) HEADINGS - descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

      (D) SINGULAR, ETC. - use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

      (E) CONSENT - whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limited, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent;


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(F)               CALCULATION OF TIME - unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

(G) BUSINESS DAY - whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day; and

(H) INCLUSION - where the words "including" or "includes" appear in this Agreement, they mean "including (or includes) without limitation".

1.3   KNOWLEDGE

Except as specified otherwise in this Agreement, any reference to the knowledge of any Person who is an individual shall mean to the best of the knowledge, information and belief of such Person after reasonable diligence and, with respect to an entity, means the actual knowledge of all directors and officers of such Person.

1.4      ENTIRE AGREEMENT

This Agreement, together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to that subject matter, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

1.5      APPLICABLE LAW

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware and the federal laws of the United States of America applicable in the State of Delaware, and without regard to the conflict of laws principles applicable in such jurisdiction.

1.6      ACCOUNTING PRINCIPLES

All references to generally accepted accounting principles mean generally accepted accounting principles in the United States as at the Closing Date, applied on a consistent basis.


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1.7      SCHEDULES AND EXHIBITS

The schedules and exhibits to this Agreement, are an integral part of this Agreement. The Schedules shall modify all representations and warranties contained in this Agreement. Each party has used its best efforts to reference the correct Schedule, however the failure to properly reference such schedule shall not be a breach of a representation or warranty if the party to whom the disclosure is being made could reasonably ascertain the effect of a disclosure in a Schedule on other applicable representations and warranties.



2.    THE MERGER

2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger and the applicable provisions of Delaware Law and California Law, Merger Sub shall be merged with and into the Corporation, the separate corporate existence of Merger Sub shall cease and the Corporation shall continue as the surviving corporation. The Corporation as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

2.2 CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger, in such appropriate form as mutually determined by the parties (which agreed form shall be attached as Exhibit A hereto prior to Closing), with the Secretary of State of the State of Delaware and the State of California in accordance with the relevant provisions of Delaware Law and California Law (the "Agreement of Merger").

2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Corporation and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Corporation and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4   CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS

      (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided however, that at the Effective Time Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is Kadiri Inc."

      (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.


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      (c)   The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial corporate officers of the Surviving Corporation shall be the corporate officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

2.5 PURCHASE PRICE. In connection with the Merger and pursuant to the provisions of this Agreement and the Agreement of Merger, subject to adjustment pursuant to
Section 2.6(f) hereof, the Purchaser shall issue an aggregate of 5,400,000 fully paid and nonassessable shares of Purchaser Common Stock (each share, an "Exchange Share") in exchange for all Corporation Shares outstanding immediately prior to the Effective Time (the "Purchase Price").

2.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Corporation or the Corporation
Stockholders:

      (a) Each share of Preferred Stock and Common Stock of the Corporation held by a Corporation Stockholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be cancelled and extinguished and automatically converted into the right to receive that number of Exchange Shares, if any, determined in accordance with the Corporation's currently effective Amended and Restated Articles of Incorporation which is attached hereto as Exhibit B (the "Distribution Mechanism")(Exhibit B is subject to review and approval by the Purchaser), with the value of an Exchange Share for this determination being equal to the Merger Price Per Share, upon surrender of the certificate representing such Corporation Share in the manner provided herein. The preceding provisions of this Section 2.6(a) are subject to the provisions of
            Section 2.6(e) (regarding the elimination of fractional shares),
            Section 2.6(f) (regarding Capital Changes), Section 2.6(g) (regarding Dissenting Shares (as defined below)) and Section 2.7 (regarding the withholding of Escrow Shares).

      (b) Each share of Corporation capital stock held by the Corporation immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

      (d) Each share of common stock, $0.00l par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of the common stock of Merger Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

      (e) No fractional shares of Purchaser Common Stock will be issued in connection with the Merger. In lieu of such issuance, each Corporation Stockholder who would otherwise be entitled to receive a fraction of a share of Purchaser Common Stock, computing after aggregating all shares of Purchaser Common Stock to be received by such holder pursuant to Section 2.6(a), will instead receive from the Purchaser, upon surrender of such holder's share certificates as provided herein, an amount of cash (rounded to the nearest whole cent) equal to the product obtained by multiplying (a) the Merger Price Per Share, by (b) the fraction of a share of Purchaser Common Stock that such holder would otherwise have been entitled to receive.


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      (f)   Notwithstanding anything to the contrary herein, if the Purchaser recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Purchaser Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Purchaser Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Purchaser Common Stock into the same or a different number of shares of other classes or series of stock of the Purchaser (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on its outstanding shares payable in shares of Purchaser Common Stock, in shares or securities convertible into shares of Purchaser Common Stock and/or other equity securities of the Purchaser (each, a "Capital Change"), at any time after the date of this Agreement and prior to the Effective Time, then the Merger Price Per Share and the Purchase Price will be appropriately adjusted.

      (g) Holders of shares of capital stock of the Corporation who have complied with all requirements for perfecting shareholders' dissenting rights, as set forth in Section 1300 et. seq. under the California Law shall be entitled to their rights under the California Law, with respect to such shares ("Dissenting Shares").

      (h) Prior to the Closing Date, Purchaser and the Corporation will calculate and set forth in Schedule 2.6(h) (to be attached hereto at the Closing) the number of Exchange Shares issuable to each Corporation Stockholder in accordance with this Section 2.6, together with such holder's Escrow Shares.

2.7   ESCROW.

      (a) At the Closing, the Purchaser will withhold 950,000 of the Exchange Shares to be issued to each Corporation Stockholder in accordance with Section 2.6(a) (rounded down to the nearest whole number of shares to be issued to such Corporation Stockholder) and deliver such shares (the "Escrow Shares") to Borden Ladner Gervais LLP (the "Escrow Agent"), as escrow agent, to be held by Escrow Agent as collateral for the Corporation's indemnification obligations under
            Article 10 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in a form to be mutually agreed by the parties hereto prior to Closing and, upon such agreement, to be attached hereto as Exhibit 2.7.

      (b) Subject to the terms of the Escrow Agreement, the Escrow Shares will be held by the Escrow Agent from the Closing until the dates set forth in the Escrow Agreement (the "Escrow Period"). Any shares of Purchaser Common Stock or other equity securities issued or distributed by the Purchaser (including securities issued upon a Capital Change) with respect to the Escrow Shares in the Escrow Period shall be added to and considered part of the Escrow Shares. Cash dividends on the Escrow Shares shall be deposited with the Escrow Agent until release thereof pursuant to the Escrow Agreement. The Escrow Shares withheld from each Corporation Stockholder will be represented by a certificate or certificates issued in the name of the Escrow Agent. Each Corporation Stockholder shall be shown as the record owner on the Purchaser's books and records of such number of Escrow Shares.

      (c) In the event that the Merger is approved by the Corporation Stockholders as provided herein, the Corporation Stockholders shall, without any further act of any Corporation Stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the Corporation's indemnification obligations under
            Article 10 in the manner set forth in Article 10 and the Escrow Agreement, (ii) the appointment of Bill McAleer as the representative of the Corporation Stockholders (the "Stockholder Representative") with respect to the matters set forth in Article 10 and under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Corporation Stockholder (other than holders of Dissenting Shares), and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to the Purchaser of Escrow Shares in satisfaction of claims by the Purchaser; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Article 10; and take all actions necessary in the judgment of the Stockholder Representative for the accomplishment of the foregoing) and (iii) to all of the other terms, conditions and limitations in the Escrow Agreement.

2.8 CORPORATION OPTIONS. At the Effective Time, the Purchaser shall not assume any outstanding options to purchase shares of capital stock of Corporation (the "Corporation Options") and shall not substitute any equivalent option or right for any such Corporation Option. All outstanding Corporation Options shall remain exercisable for the period determined by the Corporation Board of Directors (or the Compensation Committee of the Board of Directors) and any Corporation Option that has not been exercised by the holder thereof prior to expiration of such period (which shall in any event expire prior to the Effective Time) shall then terminate at the Effective Time.

2.9 CORPORATION WARRANTS. Corporation agrees to obtain prior to the Effective Time, a binding written agreement, acceptable to Purchaser, from each holder of warrants to acquire capital stock of Corporation (not including warrants to acquire common shares of the Corporation) whereby such holder agrees that if the warrants held by such holder have not been exercised prior to the Effective Time, then such warrants shall terminate upon and may not be exercised on or after the Effective time.

2.10 SECURITIES LAW COMPLIANCE. The Purchaser shall issue the Exchange Shares to be issued to the Corporation Stockholders in the Merger as provided in Section 2.6(a) pursuant to an exemption or exemptions from registration under Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act and the exemption from qualification under the laws of the State of California and other applicable Securities Laws. The Purchaser and the Corporation shall comply with all applicable provisions of, and rules under, the 1933 Act in connection with offering and issuance of Exchange Shares in the Merger.

2.11 CERTIFICATE LEGENDS. The Exchange Shares to be issued pursuant to the terms hereof shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Laws, only in certain limited circumstances. Each certificate evidencing the Exchange Shares shall bear the following legend:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, HAVE BEEN TAKEN FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE WITH RESPECT TO THESE SHARES, IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR THE APPLICABLE STATE SECURITIES LAWS ARE THEN IN FACT APPLICABLE TO THE OFFER OR SALE."

2.12 PLACE OF CLOSING. The Closing shall take place at the Closing Time at the offices of Perley-Robertson, Hill & McDougall LLP located at Suite 400, 90 Sparks Street, Ottawa, Ontario, K1P 1E2, or at such other place as may be agreed upon in writing by the Parties.

2.13 TENDER. Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money shall be tendered in U.S. dollars by official bank certified cheque, bank draft or by such other method as the Parties agree in writing.

2.14  TAX AND ACCOUNTING CONSEQUENCES

      (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Department of the Treasury Income Tax Regulations ("Treasury Regulations").

      (b) It is intended by the parties hereto that the Merger shall be treated as a "purchase" for accounting purposes.

3.    EXCHANGE OF CERTIFICATES

3.1   SURRENDER PROCEDURES.

      (a) Purchaser shall act as its own exchange agent in the Merger (except for the Escrow Shares).

      (b) Each Corporation Stockholder who is entitled to receive Exchange Shares shall surrender to the Purchaser for cancellation the share certificates representing the Corporation Shares that are not Dissenting Shares (the "Certificates"), in each case duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record (to the extent that such Corporation Stockholder has not surrendered its Certificates and/or such executed irrevocable security transfer powers of attorney to the Purchaser). Each Corporation Stockholder who is entitled to receive Exchange Shares pursuant to the Distribution Mechanism shall deliver a duly executed Transmittal Letter together with such holder's Certificate(s) (or an affidavit of lost certificate as described in Section 3.1(c) below) to the Purchaser. At the Closing or at any time thereafter, subject to receipt of such Transmittal Letter and Certificates (or affidavits of lost certificate), the Purchaser will issue to each tendering Corporation Stockholder a certificate for the number of Exchange Shares to which such Corporation Stockholder is entitled pursuant to Section 2.6(a) hereof, less the Exchange Shares deposited into escrow pursuant to Section 2.7 hereof, and pay such Corporation Stockholder any cash payable in lieu of a fractional share to which such Corporation Stockholder may be entitled pursuant to Section 2.6(e) hereof.

      (c) In the event any Certificates shall have been lost, stolen or destroyed, the Purchaser shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and the posting of reasonable bond therefore, such number of Exchange Shares and cash for fractional shares, if any, as may be required pursuant to Section 2.6 and any dividends or distributions payable pursuant to Section 3.1(d).

      (d) No dividends or distributions payable to holders of record of Purchaser Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered Certificate(s) until the holder of the Certificate(s) surrenders such Certificate(s). Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Purchaser Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

      (e) Each of the Corporation Stockholders and the Purchaser shall deliver such other documents as may be reasonably necessary to complete the transactions contemplated by this Agreement.

      (f) Until certificates representing the Corporation Shares outstanding prior to the Merger are surrendered pursuant to Section 3.1(a) above, such certificates will be deemed, for all purposes, to evidence the right to the Merger consideration payable with respect to such Corporation Shares as provided in Section 2.6 above.

      (g) Anything to the contrary contained herein notwithstanding, if an executed Transmittal Letter and certificates representing the Corporation Shares outstanding after the Merger are not surrendered pursuant to Section 3.1(b) above within six (6) months of the Closing Date, the Corporate Stockholders who have not delivered said documents shall no longer be entitled to receive the Exchange Shares that they would have been entitled to receive pursuant to the Distribution Mechanism.


3.2 NO FURTHER OWNERSHIP RIGHTS. All Exchange Shares issued in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Corporation Shares and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of capital stock of the Corporation, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they will be cancelled and exchanged as provided in this Article 3.

4.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

Except as otherwise provided in the Disclosure Schedules to be delivered to the Purchaser by the Corporation prior to the Closing (the "Disclosure Schedules"), the Corporation hereby represents and warrants to the Purchaser the matters set out below.

4.1  INCORPORATION AND REGISTRATION

The Corporation is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement, to own its property and assets and to carry on its business as presently conducted. Neither the nature of its business nor the location or character of the property owned or leased by the Corporation requires it to be registered, licensed or otherwise qualified as an out-of-state or foreign corporation in any other jurisdiction other than those listed opposite its name in Schedule 4.1 of the Disclosure Schedules, where it is duly registered, licensed or otherwise qualified for such purpose.

4.2   RIGHT TO SELL

To the Corporation's knowledge, the Corporation Shares are not subject to any rights of first refusal or other rights to purchase such stock in favor of the Corporation or restrictions on transfer pursuant to any agreement.

4.3   CAPITALIZATION

      (a) The authorized and issued share capital of the Corporation is as set forth in Schedule 4.3(a) of the Disclosure Schedules. All of the shares in the capital of the Corporation have been duly and validly issued and are outstanding as fully paid and non-assessable shares of the Corporation. Other than as set forth in Schedule 4.3(a), (a) no options, warrants (not including warrants to acquire common shares of the Corporation) or other rights to purchase shares or other securities of the Corporation, and no securities or obligations convertible into or exchangeable for shares or other securities of the Corporation, have been authorized or agreed to be issued or are outstanding; and (b) all such securities referenced in subsection (a) shall have been exercised in full or terminated at or prior to the Effective Time.

      (b) Set forth in Schedule 4.3(b) of the Disclosure Schedules is a complete list of all stockholders of the Corporation and the number of shares of capital stock of the Corporation owned by each such stockholder.

4.4   TITLE TO ASSETS

The Corporation has good and valid title to all of its assets and interests in assets, real and personal, including all of the assets used in the Business, free and clear of all Encumbrances, other than Permitted Encumbrances. In particular, without limiting the generality of the foregoing, there has been no assignment, subletting or granting of any licence (of occupation or otherwise) of or in respect of any of the Leased Real Property assets of the Corporation or any granting of any agreement or right capable of becoming an agreement or option for the purchase of any of such assets. Except for co-located assets set forth in Schedule 4.4 of the Disclosure Schedules, all of the assets of the Corporation are located on the Leased Real Property.

4.5  DUE AUTHORIZATION AND ENFORCEABILITY

The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been, or will prior to the Closing Date be, duly authorized by all necessary corporate action on the part of the Corporation and the Corporation Stockholders. This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and
(ii) the effect of rules of law governing the availability of equitable remedies.

4.6      ABSENCE OF CONFLICTING AGREEMENTS

The Corporation is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, or, to its knowledge, any Law or Governmental Authorization which would be violated, contravened, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of this Agreement or any other documents or agreements to be delivered or entered into under the terms of this Agreement, or the performance by the Corporation of its obligations provided for under this Agreement or any other documents or agreements to be delivered or entered into under this Agreement, except for any such violation, contravention, breach, default or Encumbrance as would not individually or in the aggregate have a Material Adverse Effect on the Corporation.

4.7      APPROVALS

Except as disclosed in Schedule 4.7 of the Disclosure Schedules, no approval, order or consent of or notice to or filing with any Governmental Authority or other Person is required on the part of the Corporation in connection with the execution, delivery and performance of this Agreement or any other documents or agreements to be delivered under this Agreement or the performance of the obligations of the Corporation under this Agreement or any other documents or agreements to be delivered or entered into under this Agreement, except for the filing of the Agreement of Merger and such qualifications, registrations or filings under applicable securities laws as may be required in connection with the Merger and the transactions contemplated by this Agreement.

4.8      FINANCIAL STATEMENTS

The Corporation has delivered to the Purchaser audited financial statements as of December 31, 2002 and an unaudited balance sheet of the Corporation as of the 31st day of December, 2003, and the related statements of income and retained earnings for the periods ending on that date (the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by the Corporation throughout the period indicated (except for the absence of notes thereto and normal year-end adjustments and normal quarter-end adjustments), and fairly present in all material respects the financial position of the Corporation as of the date of the balance sheet included in the Company Financial Statements, and the results of its operations for the period indicated. Except as set forth on Schedule 4.8 of the Disclosure Schedules, as of the date of this Agreement, the Corporation, to its knowledge, does not have any material liability or obligation of any nature, except for liabilities or obligations that are reflected on Company Financial Statements, or in this Agreement and the Disclosure Schedules and except for liabilities that may have been incurred after the date of the Company Financial Statements in the ordinary course of business.

4.9      ABSENCE OF UNDISCLOSED LIABILITIES

Since the Balance Sheet Date, the Corporation has not incurred any material liabilities or obligations (whether accrued, absolute, contingent or otherwise) which continue to be outstanding, except those incurred in the ordinary and usual course of business. The reserves and accrued liabilities disclosed on or reflected in the Company Financial Statements and the Books and Records have been calculated in accordance with generally accepted accounting principles.

4.10     ABSENCE OF CHANGES AND UNUSUAL TRANSACTIONS

Except as described in Schedule 4.10 of the Disclosure Schedules, or except as consented to in advance in writing by the Purchaser, since the date of the most recent Balance Sheet Date:

            (i) there has not been any damage, destruction, loss or labour dispute (whether or not covered by insurance) which has had or is reasonably likely to have a Material Adverse Effect with respect to the Corporation;

            (ii) the Corporation has not transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Company Financial Statements or cancelled any debts or entitlements except, in each case, in the ordinary and usual course of business;

            (iii) the Corporation has not incurred or assumed any obligation or liability (fixed or contingent) except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

            (iv) the Corporation has not discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Company Financial Statements and liabilities incurred since the date of the Company Financial Statements in the ordinary and usual course of business;

            (v) the Corporation has not suffered any cumulative operating or extraordinary loss, waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to the Corporation, as the case may be;

            (vi) the Corporation has not granted any bonuses, whether monetary or otherwise, or made any general wage, salary or Benefit Plan increases in respect of its Employees or changed the terms of employment for any Employee except in the ordinary and usual course of business and consistent with past practice;

            (vii) the Corporation has not hired or dismissed any senior
                  Employees or hired or dismissed any other Employees other than in the ordinary and usual course of business;

           (viii) the Corporation has not mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible;

            (ix) the Corporation has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares or purchased or otherwise acquired any of its shares;

            (x) the Corporation has not paid any management fees or other amounts (other than salaries and benefits of employees, the terms of which are disclosed in Schedule 4.26 of the Disclosure Schedules) to any of the Corporation Stockholders; and

            (xi) the Corporation has not authorized, agreed or otherwise become committed to do any of the foregoing.

4.11     NON-ARM'S LENGTH TRANSACTIONS

Except as disclosed in Schedule 4.11 of the Disclosure Schedules, no director or officer, former director or officer, shareholder or Employee of the Corporation, or any other person not dealing at arm's length (within the meaning of the Code) with the Corporation, or any of the Corporation Stockholders, has any indebtedness, liability or obligation to the Corporation, and the Corporation is not indebted or otherwise obligated to or a party to any Contract with any such person, except for employment arrangements with Employees, the terms of which are disclosed in Schedule 4.26 of the Disclosure Schedules.

4.12     ABSENCE OF GUARANTEES

Except as described in Schedule 4.12 of the Disclosure Schedules, the Corporation has not given or agreed to give, or is a party to or bound by, any guarantee, surety or indemnity in respect of any indebtedness or other obligation of any Person, or any other commitment by which the Corporation is, or is contingently, responsible for any such indebtedness or other obligation.

4.13     OPERATING BUSINESSES

The Business is carried on exclusively by the Corporation. All assets used in or necessary to carry on the Business are owned by the Corporation, or leased or licensed by the Corporation from Persons acting at arm's length from the Corporation Stockholders and the Corporation.

4.14     MAJOR SUPPLIERS

      (a) A comprehensive listing of all suppliers of goods and services to the Corporation (including suppliers of goods and services to the Corporation's customers, which are arranged for by the Corporation), where the value of the goods or services supplied by such supplier exceeded $25,000, in each case individually or in the aggregate, during the 12 month period ending on the Balance Sheet Date.

      (b) True and complete copies of all Contracts with those suppliers of goods and services for the Business (or for customers of the Business) referred to in subsection 4.14(a) have been made available to the Purchaser. The Corporation has not received any written communication that any of such Contracts will not be honoured in the ordinary and usual course of business consistent with the past experience of the Business.

(c) Except as disclosed in Schedule 4.14 of the Disclosure Schedules, the Corporation is not subject to any Contract under which the Corporation has made any commitment or is subject to any obligation or would suffer any penalty (financial or otherwise) as a result of a failure to acquire, or arrange for the acquisition of, a specified minimum volume of products or services.

(d) Except as disclosed in Schedule 4.14, the Corporation is not subject to any Contract involving a commitment of exclusivity whereby its ability, or the ability of its Affiliates, to acquire goods or services from any Person would be restricted in any manner.

(e) To the knowledge of the Corporation, none of the suppliers included in the list referred to in subsection 4.14(a) has any intention to change its relationship or the terms upon which it conducts business with the Corporation, including as a result of the transactions contemplated by this Agreement.

4.15     CONDITION OF ASSETS

The fixed assets, machinery, equipment, fixtures, furniture, furnishings and vehicles owned or leased by the Corporation, including any of the foregoing which are in storage or in transit, and other tangible property and facilities used by the Corporation, whether located in or on the premises of the Corporation or elsewhere, are in good condition in all material respects, repair and (where applicable) proper working order, having regard to their use and age and such assets have been reasonably maintained.

4.16     ACCOUNTS RECEIVABLE

The Accounts Receivable (a) represent bona fide sales actually made or services actually performed in the ordinary course of business, (b) are reflected on the books and records of the Corporation in accordance with generally accepted accounting principles, and (c) to the knowledge of the Corporation, are not subject to any defence, counterclaim or set off.

4.17     BUSINESS IN COMPLIANCE WITH LAW

In all material respects, the business and operations of the Corporation have been and are now conducted in compliance with all Laws of each jurisdiction in which the Corporation carries on or has carried on business, and the Corporation has not received any written notice of any alleged violation of any such Laws.

4.18     GOVERNMENTAL AUTHORIZATIONS

Schedule 4.18 of Disclosure Schedules sets forth a complete list of the material Governmental Authorizations issued to or required by the Corporation to enable it to carry on business in compliance, in all material respects, with all Laws. The Governmental Authorizations listed in Schedule 4.18 are, in all material respects, in full force and effect in accordance with their terms, and there have been no material violations of such Governmental Authorizations and no proceedings are pending or, to the knowledge of the Corporation, threatened, which could result in the revocation or limitation of such Governmental Authorizations.

4.19     GOVERNMENTAL ASSISTANCE

Except as disclosed in Schedule 4.19 of the Disclosure Schedules, the Corporation has not received any grants or other forms of assistance, including loans with interest below market rates or guarantees of any loans, from any Governmental Authority that have not been fully repaid or reimbursed and satisfied, and the Corporation is not a party to any Contract or understanding with respect to any such grant or form of assistance.

4.20     RESTRICTIVE COVENANTS

Except as disclosed in Schedule 4.20 of the Disclosure Schedules, and as set forth in license agreements made available to the Purchaser in due diligence, the Corporation is not party to or bound or affected by any Contract limiting the freedom of the Corporation to compete in any line of business, acquire goods and services from any supplier, sell goods and services to any customer, or transfer or move any of its assets or operations.

4.21     INTELLECTUAL PROPERTY

      (a) Schedule 4.21 of the Disclosure Schedules sets forth a complete list and brief description of all Intellectual Property owned by the Corporation (including Trade-marks) that have been registered or for which applications for registration have been filed by or on behalf of the Corporation (collectively, the "Owned Intellectual Property") and all Intellectual Property licensed to the Corporation (the "Licensed Intellectual Property") except for commercially available software licensed by the Corporation, for which the usage rights are licensed subject to the terms of the applicable, standard form license agreements.

      (b) Except as disclosed in Schedule 4.21, the Corporation has the right to use and is the exclusive owner of all right, title and interest in and to all Owned Intellectual Property. The Owned Intellectual Property and the Licensed Intellectual Property are all the Intellectual Property used in or necessary to carry on the Business as currently conducted. All Licensed Intellectual Property is being used by the Corporation in accordance with a licence from or the express consent of the rightful owner of such Licensed Intellectual Property, and all such licences and consents are in full force and effect.

      (c) All rights to Owned or Licensed Intellectual Property are in full force and effect and have not been used, enforced or licensed or failed to be used, enforced or licensed in a manner that would result in the abandonment, cancellation or unenforceability of or any loss of rights in any of such Intellectual Property.

      (d) Except as disclosed in Schedule 4.21, the Corporation has no knowledge of any claim of adverse ownership, invalidity or other opposition to or conflict with any Owned or Licensed Intellectual Property nor of any pending or threatened action, litigation, investigation, claim, opposition, complaint, grievance or proceeding of any nature or kind against any of them relating to such Intellectual Property.

      (e)   Except as disclosed in Schedule 4.21, to the knowledge of the
            Corporation:

            (i) the use of any of the Intellectual Property owned or licensed by the Corporation;

            (ii) any product or service which the Corporation sells, provides, produces or uses, or has sold, provided, produced or used; and

            (iii) any process, method, advertising, or material that the
                  Corporation employs or has employed in the marketing or sale of any such product or service,

            does not breach, violate, infringe or interfere with any proprietary, contractual or other rights of any Person relating to Intellectual Property.

      (f) Except as disclosed in Schedule 4.21, the Corporation has no knowledge of any breach, violation, infringement of, or interference with, the Intellectual Property owned or licensed by the Corporation.

4.22     EQUIPMENT CONTRACTS

Schedule 4.22 of the Disclosure Schedules sets forth a complete list of all Equipment Contracts involving aggregate payments in excess of $25,000 per annum, together with a description of the assets to which the Equipment Contracts relate. All of the Equipment Contracts are in full force and effect and no material default exists on the part of the Corporation, or, to the knowledge of the Corporation, on the part of any of the other parties thereto. The entire interest of the Corporation under each of the Equipment Contracts is held by the Corporation free and clear of any Encumbrances, other than Permitted Encumbrances, and all payments due under the Equipment Contracts have been duly and punctually paid.

4.23 OWNED REAL PROPERTY. The Corporation does not have now, and has never had, any Owned Real Property.

4.24     LEASED REAL PROPERTY

      (a) Schedule 4.24 of the Disclosure Schedules sets forth a complete list of the Leased Real Property (by reference to municipal address) and Real Property Leases (by reference to all relevant documents including details of parties to the Real Property Leases and dates of documents). True copies of all the Real Property Leases have been provided or made available to the Purchaser. The Real Property Leases have not been materially altered or amended and are in full force and effect.

      (b) There are no agreements or understandings between the landlord and tenant, or sublandlord and subtenant, in respect of any Leased Real Property other than as contained in the Real Property Leases, pertaining to the rights and obligations of the parties to the Real Property Leases relating to the use and occupation of the Leased Real Property.

      (c) Except for the Real Property Leases listed in Schedule 4.24, the Corporation is not a party to or bound by any other leases, subleases, agreements to lease, licenses or occupancy agreements pertaining to real property.

      (d) All interests held by the Corporation as lessee or occupant under the Real Property Leases are free and clear of all Encumbrances other than Permitted Encumbrances.

      (e) All payments required to be made by the Corporation pursuant to the Real Property Leases have been duly paid and the Corporation is not otherwise in material default in meeting any of its obligations under any of the Real Property Leases.

      (f) To the knowledge of the Corporation, none of the other parties under any of the Real Property Leases is in default in meeting any of its obligations under such Real Property Leases.

      (g) The Corporation does not have any option, right of first refusal or other contractual right relating to the Leased Real Property which is not provided under the Real Property Leases.

      (h) To the knowledge of the Corporation, no event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by any other party to any of the Real Property Leases and no party to any Real Property Lease is claiming any such default or taking any action purportedly based upon any such default.

4.25     ENVIRONMENTAL MATTERS

To the Corporation's knowledge:

      (a)   There are no Environmental Approvals.

      (b) All operations of the Corporation have been, and are now, conducted in material compliance with all Environmental Laws. There has been no Release by the Corporation of any Hazardous Substance into the Environment.

      (c) Neither the Corporation nor any of its operations has been or is now the subject of any Remedial Order, nor does the Corporation have any knowledge of any investigation or evaluation commenced as to whether any such Remedial Order is necessary nor, to the knowledge of the Corporation, has any threat of any such Remedial Order been made nor, to the knowledge of the Corporation, are there any circumstances which could reasonably result in the issuance of any such Remedial Order.

      (d) The Corporation has never been prosecuted for or convicted of any offence under Environmental Laws, nor has the Corporation been found liable in any proceeding to pay any fine, penalty, damages, amount or judgment to any person as a result of any Release or threatened Release of any Hazardous Substance into the Environment or as the result of the breach of any Environmental Law and to the knowledge of the Corporation, there is no basis for any such proceeding or action.

      (e) The Corporation does not have any knowledge of any Hazardous Substance in, on or under the Leased Real Property, or in any other assets of the Corporation.

4.26     EMPLOYMENT MATTERS

      (a) Schedule 4.26 (Part A) of the Disclosure Schedules sets forth a complete list of all Employees, whose current wages, salaries or hourly rates of pay, and bonus (whether monetary or otherwise) exceed $40,000 U.S., together with their titles, service dates and material terms of employment including current wages, salaries or hourly rates of pay, and bonus (whether monetary or otherwise) paid since the beginning of the most recently completed fiscal year (including the date of payment if paid since May 31, 2001) or payable to each such Employee, and the date upon which each such Employee was first hired by the Corporation. Except as disclosed in
            Schedule 4.26, no Employee is on disability leave, pregnancy or parental leave, extended leave of absence or receiving benefits pursuant to the Laws.

      (b) Except for those written employment contracts with salaried Employees identified in Schedule 4.26 (Part B) of the Disclosure Schedules, there are no written contracts of employment entered into with any Employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

      (c) There are no written or oral change of control provisions or Contracts with any of the Employees which provide for any rights of Employees contingent upon or affected by a change of control of the Corporation or the sale of any or all of their assets.

      (d) Schedule 4.26 (Part C) of the Disclosure Schedules sets out a complete list of all independent contractors with whom the Corporation has entered into any Contract, together with a list of all Contracts with them.

      (e) Except for the Benefit Plans, there are no employment policies or plans which are binding upon the Corporation.

      (f) The Corporation has been and is being operated in compliance in all material respects with all Laws relating to employees, including employment standards, occupational health and safety, human rights, labour relations and pay equity.

      (g) There are no Claims or complaints nor, to the knowledge of the Corporation, are there any threatened Claims or complaints, against the Corporation pursuant to any Laws relating to employees, including employment standards, human rights, labour relations, occupational health and safety, worker's compensation or pay equity. To the knowledge of the Corporation, nothing has occurred which might lead to a Claim or complaint against the Corporation under any such Laws. There are no outstanding decisions or settlements or pending settlements which place any obligation upon the Corporation to do or refrain from doing any act.

      (h) All current assessments under workers' compensation legislation in relation to the Corporation have been paid or accrued and the Corporation has not been subject to any special or penalty assessment under such legislation which has not been paid.

4.27     COLLECTIVE AGREEMENTS

      (a) The Corporation is not a party, either directly or by operation of law, to any collective agreement, letters of understanding, letters of intent or other written communication with any trade union or association which may qualify as a trade union, which would cover any of the Employees of the Corporation.

      (a) There are no outstanding or, to the knowledge of the Corporation, threatened labour tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for Employees of the Corporation, and there have not been any such proceedings within the last two years.

      (b) To the knowledge of the Corporation, there are no threatened or apparent union organizing activities involving any Employees of the Corporation.

      (c) The Corporation does not have any labour union problems that might materially affect the value of the Corporation or lead to an interruption of its operations at any location where the Corporation carries on its business.

4.28     BENEFIT PLANS

      (a) Schedule 4.28 of the Disclosure Schedules sets forth a complete list of the Benefit Plans.

      (b) Current and complete copies of all written Benefit Plans or, where oral, written summaries of the material terms of them, have been provided or made available to the Purchaser together with current and complete copies of all documents relating to the Benefit Plans, including: all documents establishing, creating or amending any of the Benefit Plans; all trust agreements, funding agreements; insurance contracts, and the most recent financial statements and accounting statements and reports; all booklets, summaries, manuals and written communications of a general nature distributed or made available to any Employees or former employees concerning any Benefit Plans.

      (c) Each Pension Plan has been qualified and administered in compliance with (i) the terms thereof, and (ii) the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and the Corporation has not received, in the last six years, any notice from any Person questioning or challenging such compliance (other than in respect of any claim related solely to that Person).

      (d) All obligations to or under the Pension Plans (whether pursuant to their terms or the Code or ERISA) have been satisfied, and there are no outstanding defaults or violations under the Pension Plans by the Corporation nor do the Corporation Stockholders or the Corporation have any actual knowledge, without further enquiry or investigation, of any default or violation by any other party to any Pension Plan.

      (e) Other than those required by the Code of ERISA, there have been no improvements, increases or changes to, or promised improvements, increases or changes to, the benefits provided under any Pension Plan. None of the Pension Plans provides for benefit increases or the acceleration of or an increase in funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated by this Agreement, other than the full vested of accrued benefits required by the Code upon the termination of a Pension Plan qualified under
            Section 401(a) of the Code.

      (f) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Pension Plan have been paid or remitted in a timely fashion in accordance with the terms of that Pension Plan and the Code and ERISA, and no Taxes, penalties or fees are owing or exigible under any Pension Plan, and to the knowledge of the Corporation there are no liabilities or contingent liabilities in respect of any Pension Plans that have been discontinued.

      (g) There is no proceeding, action, investigation, suit or claim (other than routine claims for payment of benefits) pending or, to the knowledge of the Corporation, threatened involving any Pension Plan or its assets, and to the knowledge of the Corporation no facts exist which could reasonably be expected to give rise to any such proceeding, action, suit or Claim (other than routine claims for benefits).

      (h) No event has occurred respecting any Pension Plan which could otherwise reasonably be expected to adversely affect the tax qualified status of any such plan.

      (i) The Corporation has not received, or applied for, any payment of surplus or any payments as a result of the demutualization of the insurer of any Benefit Plan out of or in respect of any Benefit Plan.

      (j) The Corporation has not taken any contribution or premium holidays under any Benefit Plan and there have been no withdrawals or transfers of assets from any Benefit Plan.

      (k) All employee data necessary to administer each Benefit Plan is in the possession of the Corporation and is substantially complete, correct and in a form which is sufficient for the proper administration of the Benefit Plan in accordance with its terms and all Laws.

      (l) None of the Benefit Plans provide benefits beyond retirement or other termination of service to Employees or former employees, or to the beneficiaries of such employees, except as required by applicable laws, including but not limited to the Consolidated Omnibus Reconciliation Act of 1985.

      (m) None of the Benefit Plans require or permit a retroactive increase in premiums or payments, or require additional payments or premiums on the termination of any Benefit Plan or insurance contract in respect thereof other than the normal and reasonable administrative fees associated with the termination of benefit plans, and the level of insurance reserves, if any, under any insured Benefit Plan, to the best of the Corporation's knowledge, is reasonable and sufficient to provide for all incurred but unreported claims.

4.29     INSURANCE

The Corporation maintains the policies of insurance set forth in Schedule 4.29 of the Disclosure Schedules, copies of which have been made available to the Purchaser. All such policies of insurance are in full force and effect and the Corporation is not in default, as to the payment of premium or otherwise, under the terms of any such policy.

4.30     MATERIAL CONTRACTS

Schedule 4.30 of the Disclosure Schedules sets forth a complete list of the Material Contracts. The Material Contracts are all in full force and effect and no material default exists under any of the Material Contracts on the part of the Corporation or, to the knowledge of the Corporation, on the part of any other party to such Material Contracts. Current and complete copies of the Material Contracts have been delivered or made available to the Purchaser and there are no current or pending negotiations with respect to the renewal, repudiation or amendment of any such Contract.

4.31     LITIGATION

Except as disclosed in Schedule 4.31 of the Disclosure Schedules, there is no action, suit, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, pending or, to the knowledge of the Corporation, threatened in writing against the Corporation before any court, Governmental Authority, commission, board, bureau, agency or arbitration panel which, if determined adversely to the Corporation, would,

      (a)   have a Material Adverse Effect on the Corporation;

      (b) enjoin, restrict or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; or

      (c) to the knowledge of the Corporation, prevent the Corporation Stockholders from fulfilling all of their obligations set out in this Agreement or arising from this Agreement.

and the Corporation has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success. Except as disclosed in such Schedule 4.31, there is not presently outstanding against the Corporation any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, board, bureau, agency or arbitrator.

4.32     TAX MATTERS

Except as disclosed in Schedule 4.32 of the Disclosure Schedules:

      (a) The Corporation is not, and has never been, a member of an affiliated group, within the meaning of Section 1504(a) of the Code, and neither the Corporation nor any entity whose liabilities the Corporation has succeeded has ever filed a consolidated United States federal income tax return with (or been included in a consolidated return or) an affiliated group;

      (b) The Corporation has filed or caused to be filed all tax returns and reports required to have been filed by or for them on or before the Closing Date, and all information set forth in such returns or reports is accurate and complete in all material respects;

      (c) No tax return or report of the Corporation contains any position which is subject to penalties under the Code Section 6662 or corresponding provision of state, local or foreign tax law;

      (d)   The Corporation has paid all taxes due and payable by them;

      (e) The Corporation is in material compliance with, and their records contain all information and documents (including, without limitation, properly completed United States Internal Revenue Service Forms W-9) necessary to comply with, all applicable information tax reporting and tax withholding requirements;

      (f) There are no material unpaid taxes, additions to tax, penalties, or interest payable by the Corporation or any other person that are or could become a lien on any assets, or otherwise have a Material Adverse Effect on the Corporation;

      (g) The Corporation has collected or withheld all amounts required to be collected or withheld by them for any taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

      (h) The balance sheet of the Corporation fully and properly reflects, as of the Closing Date, the liabilities of the Corporation for all accrued taxes for all periods ending on or before the Closing Date;

      (i) The Corporation has not granted (nor is subject to) any waiver currently in effect of the period of limitations for the assessment or collection of tax, no unpaid tax deficiency has been asserted against or with respect to the Corporation by any taxing authority, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation with respect to any taxes or tax returns of the Corporation;

      (j) The Corporation has not made or entered into, nor holds any assets subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations there under or a "safe harbour lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the Treasury Regulations thereunder;

      (k) The Corporation is not required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the Treasury Regulations thereunder or any similar provision of state law;

      (l) The Corporation is not a party to, nor obligated under, any agreement or other arrangement providing for the payment of any amount that is or would be non-deductible under Section 280G of the Code;

      (m) The Corporation has not distributed to their stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies;

      (n) There are no outstanding rulings or requests for rulings from any taxing authority that are, or if issued would be, binding on the Corporation;

      (o) The Corporation is not, nor have they been at any time within the last five years, a "United States real property holding corporation" for the purposes of Section 897 of the Code;

      (p) The Corporation does not have and has not had any permanent establishment, nor are otherwise subject to taxation, in any country other than the United States;

      (q) Schedule 4.32 describes all material tax elections, consents, and agreements made by or affecting the Corporation that would be effective after the Closing, lists all material types of taxes paid and tax returns filed by or on behalf of the Corporation, expressly indicates each tax with respect to which the Corporation is or has been included in a consolidated, unitary, or combined return and describes the status of all examinations, administrative or judicial proceedings, and litigation with respect to taxes of the

            Corporation.

4.33     BOOKS AND RECORDS

All Books and Records have been made available to the Purchaser. Such Books and Records, together with the Company Financial Statements, fairly and correctly set out and disclose in all material respects the financial position of the Corporation and all financial transactions to which the Corporation is or was a party have been accurately recorded in all material respects in such Books and Records.

4.34     CORPORATE RECORDS

      (a) The articles of incorporation and by-laws for the Corporation, including any and all amendments, have been made available to the Purchaser and such articles of incorporation and by-laws as so amended are in full force and effect unamended.

      (b) The corporate records and minute books for the Corporation have been made available to the Purchaser. The minute books include minutes prepared of all meetings of the directors and stockholders of the Corporation held to date and resolutions passed by the directors or shareholders on consent. The stock ledger and journal, reflecting all stock issuances and stock transfers, of the Corporation is complete and accurate in all material respects.

4.35     MANAGEMENT RECOMMENDATION LETTERS

Copies of all management recommendation letters received by the Corporation or their boards of directors from any auditor of the Corporation during the last three years have been made available to the Corporation.

4.36     TRADE ALLOWANCES

The Material Contracts contain all provisions concerning customer and supplier discounts, allowances, volume rebates, preferential terms, customer credits or similar reductions in price or other trade terms that have a material effect on the Corporation.

4.37     BANK ACCOUNTS, ETC.

Schedule 4.37 of the Disclosure Schedules sets forth a complete list of every financial institution in which the Corporation maintain any depository account, trust account or safe deposit box, details of all such accounts and safe deposit boxes and the names of all persons authorized to draw on or who have access to such accounts or safe deposit boxes.

4.38     NO BROKER

Except as disclosed on Schedule 4.38, neither the Corporation nor, to the knowledge of the Corporation, any Corporation Stockholder is obligated for the payment of any fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated hereby.

4.39     DISCLOSURE

This Agreement (including all exhibits and schedules hereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement (including all exhibits and schedules thereto), there is no fact that the Corporation has not disclosed to the Purchaser and of which its officers and directors are aware, that has had or would reasonably be expected to have a Material Adverse Effect on the Corporation.

5.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB

The Purchaser and/or Merger Sub hereby represents and warrants to the Corporation Stockholders the matters set out below.

5.1      INCORPORATION

The Purchaser is a corporation duly incorporated and validly existing under the laws of Canada and has all necessary corporate power to own its property and assets and to carry on its business as presently conducted. Merger Sub is a corporation duly incorporated and validly existing under the laws of Delaware and has all necessary corporate power to own its property and assets and to carry on its business as presently conducted.

5.2      DUE AUTHORIZATION

The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser, including all necessary approvals by the Purchaser's shareholders. Merger Sub has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Merger Sub.

5.3      ENFORCEABILITY OF OBLIGATIONS

This Agreement, and the other agreements and documents to be entered into by Purchaser and Merger Sub pursuant to this Agreement (the "Purchaser Ancillary Documents"), constitutes valid and binding obligations of each of the Purchaser and Merger Sub enforceable against each of them in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

5.4      SEC DOCUMENTS; PURCHASER FINANCIAL STATEMENTS

Purchaser has furnished the Corporation with its most recent true and complete copy of each statement, quarterly and other report pursuant to Section 13 or 15(d) of the 1934 Act filed by Purchaser with the SEC since June 1, 2003 ( (the "Purchaser SEC Documents"), which are all the documents (other than preliminary material) that Purchaser was required to file with the SEC under the 1934 Act since such date. As of their respective filing dates, the Purchaser SEC Documents complied in all materials respects with the requirements of the 1934 Act. The Purchaser SEC Documents and this Agreement (including the exhibits and schedules hereto), when taken together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document provided to the Corporation prior to the Effective Time. The financial statements of Purchaser included in the Purchaser SEC Documents (the "Purchaser Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Purchaser and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Purchaser's accounting policies, methods or practices (including any change in depreciation or amortization policies or rates) or any material revaluation by the Purchaser of any of its material assets, except as described in the notes to the Purchaser Financial Statements. Except as disclosed in the Purchaser Financial Statements, neither the Purchaser nor any of its subsidiaries has any liabilities required under generally accepted accounting principles to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Purchaser and its subsidiaries taken as a whole, except for liabilities incurred since the date of the most recent balance sheet forming part of such Purchaser Financial Statements in the ordinary course of business consistent with past practices.

5.5      ABSENCE OF CONFLICTING AGREEMENTS

Neither the Purchaser nor Merger Sub is a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, Contract, obligation, instrument, charter or by-law provision, Law or Governmental Authorization which would be violated, contravened, breached by, or under which any default would occur or an Encumbrance would be created as a result of the execution and delivery by it of this Agreement or the performance by it of any of its obligations provided for under this Agreement. Neither the Purchaser nor Merger Sub's entering into this Agreement nor the consummation of the Merger or any other transaction contemplated by this Agreement or any Parent Ancillary Document will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the consummation of the Merger.

5.6      APPROVALS; RESTRICTIONS

Except for the filings and/or notices required (a) under the HSR Act or the Securities Laws, (b) under a foreign anti-trust or trade regulation law, (c) to be made with: (i) the NASD and/or its Nasdaq SmallCap Market, (ii) the Boston Stock Exchange, and (iii) each state securities or "blue sky" authority which may have jurisdiction, or (d) to be filed by the Purchaser pursuant to the Investment Canada Act, and except for the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and the State of California, no approval, order or consent of or filing with any Governmental Authority is required on the part of the Purchaser or Merger Sub in connection with the execution, delivery and performance of this Agreement or any Purchaser Ancillary Documents or the performance of the Purchasers' obligations under this Agreement and the Purchaser Ancillary Documents. Such filings shall be accomplished in a timely manner, except where failure to accomplish such filing would not reasonably be expected to have a Material Adverse Effect on the Purchaser or on the Corporation. The Purchaser Common Stock will be of the same class as is currently registered under the 1934 Act and the Purchaser will use commercially reasonable best efforts to ensure that the Purchaser Common Stock is listed for trading on the Nasdaq SmallCap Market. The Exchange Shares to be issued hereunder will constitute "restricted securities" within the meaning of the federal securities laws of the United States and may not be offered, sold, transferred or otherwise disposed of by any other person except in strict compliance with all applicable provisions of such laws, the rules and regulations thereunder and all state and Canadian securities laws, rules and regulations. There are no other restrictions on the securities being issued except as provided in the Escrow Agreement.

5.7      CAPITALIZATION.

The authorized capital stock of the Purchaser consists of an unlimited number of shares of Common Stock, no par value per share, of which 29,598,276 shares are issued and outstanding. All issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as listed on Schedule 5.7, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of the Purchaser's authorized but unissued capital stock or any securities or debt convertible into or exchangeable for shares of the Purchaser's capital stock or obligating the Purchaser to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement.

5.8      LITIGATION

There is no action, suit, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, in progress or, to the knowledge of the Purchaser pending or threatened against or relating to the Purchaser or Merger Sub before any court, Governmental Authority, commission, board, bureau, agency or arbitration panel, which, if determined adversely to the Purchaser or Merger Sub would:

      (a) prevent the Purchaser from issuing the Purchaser Common Stock to the Corporation Stockholders in the Merger;

      (b) enjoin, restrict or prohibit the Merger or the other transactions contemplated by this Agreement; or

      (c) prevent the Purchaser or Merger Sub from fulfilling all of its obligations set out in this Agreement or arising from this Agreement, or

      (d) that would have or would be reasonably likely to have a Material Adverse Effect on the Purchaser;

and the Purchaser has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success. There is not presently outstanding against the Purchaser or Merger Sub any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, board, bureau, agency or arbitrator.

5.9      ABSENCE OF CERTAIN CHANGES.

Since the date of the most recent balance sheet of the Purchaser included in the Purchaser Financial Statements, Purchaser has operated its business in the ordinary course consistent with past practice and there has not been (a) any change in the financial condition, properties, assets, liabilities, business or operations of the Purchaser which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a Material Adverse Effect thereon, (b) any amendment or change in the Purchaser's charter documents; or (c) any declaration, setting aside or payment of a dividend on, or the making of any other distribution in respect of, the capital stock of the Purchaser, or any split, combination or recapitalization of the capital stock of the Purchaser or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Purchaser or any change in any rights, preferences, privileges or restrictions of any outstanding security of the Purchaser.

5.10     NO BROKER

Except as disclosed on Schedule 5.10, the Purchaser has carried on all negotiations relating to this Agreement and the transactions contemplated by this Agreement directly and without the intervention on their behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against any of the Corporation Stockholders and the Purchaser shall be responsible for the Broker fees disclosed in Schedule 5.10.

5.11     SHARES.

All Purchaser Common Stock to be issued in the Merger will be duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock of the Purchaser and will be issued in compliance with all applicable Securities Laws.

5.12     EXPERIENCE.

The Purchaser has carefully reviewed the representations concerning the Corporation contained in this Agreement and has made detailed inquiry concerning the Corporation, its business and its personnel; the officers of the Corporation have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser as of the date of this Agreement. The Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of this transaction, and the Purchaser is able financially to bear the risks thereof.

5.12     MERGER SUB.

Merger Sub is a wholly-owned subsidiary of Purchaser and Purchaser shall cause Merger Sub to perform as provided in this Agreement. Merger Sub was formed solely for the purpose of consummating the Merger, has not conducted any operations and has no material assets or liabilities.

6.       NON-WAIVER; SURVIVAL

6.1      NON-WAIVER

No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Corporation. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.2      NATURE AND SURVIVAL

All representations and warranties contained in this Agreement on the part of each of the Parties shall terminate at the Closing, provided however, the Corporation's representations in Section 4.3 and 4.32 shall survive, until November 30, 2004, unless a bona fide notice of a Claim shall have been given in writing before the expiry of such period, in which case the representation and warranty to which such notice relates shall survive in respect of that Claim until final determination or settlement of such Claim. All covenants of the each of the Parties shall survive in accordance with their terms.

7.0                      PURCHASER'S CONDITIONS PRECEDENT

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part).

7.1   TRUTH AND ACCURACY OF REPRESENTATIONS OF CORPORATION AT THE CLOSING TIME

All of the representations and warranties of the Corporation made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time and the Purchaser shall have received a certificate of the Corporation to such effect signed by the Chief Executive Officer of the Corporation.

7.2   PERFORMANCE OF OBLIGATIONS

The Corporation shall have performed or complied with, in all material respects, all its obligations and covenants under this Agreement.

7.3   RECEIPT OF CLOSING DOCUMENTATION

All documentation relating to the due authorization and completion of the Merger shall be satisfactory to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance reasonably satisfactory to the Purchaser.

7.4   CONSENTS, AUTHORIZATIONS AND REGISTRATIONS

The Required Approvals listed in Schedule 7.4 hereto shall have been obtained at or before the Closing Time on terms acceptable to the Purchaser, acting reasonably.

7.5   NO PROCEEDINGS

There shall be no injunction or restraining order issued preventing, and no claim, action, suit, litigation or proceeding, judicial or administrative, or investigation against any Party pending by any Person, or pending or threatened by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of those transactions is improper or would give rise to proceedings under any Laws.

7.6   SUBSTANTIAL DAMAGE

No substantial damage by fire or other hazard to the assets or Business of the Corporation shall have occurred prior to the Closing Time.

7.7   NO LAWS

No Laws shall have been enacted which would directly have a material adverse effect on the Business of the Corporation.

7.8      DIRECTORS AND OFFICERS OF THE CORPORATIONS

There shall have been delivered to the Purchaser on or before the Closing Time, the resignations of all individuals who are currently directors or officers of the Corporation (except to the extent that the Corporation has been notified to the contrary by the Purchaser).

7.9 CONVERSION OF DEBT

Any loans that are convertible into shares of the Corporation shall have been either converted into equity in full or repaid in full by the Corporation on or before the Closing Time, to the satisfaction of the Purchaser.

7.10TRANSFER AND DELIVERY OF THE PURCHASED SHARES

The Purchaser shall have received Transmittal Letters from each of Voyager Capital Fund II, L.P., Voyager Capital Fund II-A, L.P., Voyager Capital Founders Fund II, L.P., Wheatley Partners II, L.P., Onset Standby Fund, L.P. and Onset Enterprise Associates III, L.P..

7.11      MATERIAL ADVERSE CHANGE

There shall not have occurred a Material Adverse Change (as hereinafter defined) with respect to the Corporation. A "Material Adverse Change" shall have occurred if the Corporation has incurred debts or other liabilities, outside the ordinary course of the Corporation's business, consistent with past practice, that are not reflected in the Company Financial Statements, excluding any such debts or liabilities that have been incurred with the Purchaser's prior consent.

7.12     SECURITIES LAWS

Purchaser shall have reasonably satisfied itself that all applicable requirements of any and all applicable Securities Laws relating to the sale and issuance of the Exchange Shares hereunder pursuant to the Merger have been met.

7.13     CORPORATION STOCKHOLDER APPROVAL

The Corporation Stockholders shall have approved this Agreement in accordance with the Articles of Incorporation of Corporation and as provided by Delaware Law and California Law.

7.14     OPINION OF COUNSEL FOR CORPORATION.

The Purchaser shall have received an opinion dated as of the Closing Date from counsel for the corporation in form and substance acceptable to the Purchaser and its counsel, acting reasonably.

7.15     DISCLOSURE SCHEDULES

Corporation shall have delivered to the Purchaser Disclosure Schedules that qualify and set forth matters required by the representations and warranties contained in Article 4 of this Agreement.

7.16     BOOKS AND RECORDS REVIEW

Purchaser shall have satisfied itself, acting reasonably, on or before the Closing Time that the Accounts Receivable and cash of the Corporation exceed the accounts payable and liabilities of the Corporation.

7.17     ESCROW AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

Purchaser shall have been provided with an executed Escrow Agreement and Registration Rights Agreement.

7.18     MANAGEMENT BONUS PLANS

The Purchaser shall have received evidence that any management bonus plans of the Corporation shall have been satisfied as of the Closing Date in form and substance acceptable to the Purchaser and its counsel, acting reasonably.

The Purchaser may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination pursuant to
Article 11 in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

8        CORPORATION'S CONDITIONS PRECEDENT

The obligations of the Corporation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Corporation and may be waived by the Corporation, in whole or in part).

8.1      TRUTH AND ACCURACY OF REPRESENTATIONS OF THE PURCHASER AT THE CLOSING
         TIME

All of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except to the extent that such representations or warranties address matters as of a particular date or period, in which case such representations and warranties shall be true and correct in all material respects as of such date or period) and the Corporation shall have received a certificate of the Purchaser to such effect signed by the Chief Executive Officer of the Purchaser.

8.2      PERFORMANCE OF OBLIGATIONS

The Purchaser shall have performed or complied with, in all respects, all its obligations and covenants under this Agreement.

8.3      RECEIPT OF CLOSING DOCUMENTATION

All documentation relating to the due authorization and completion of the Merger under this Agreement shall be satisfactory to the Corporation, acting reasonably, and the Corporation shall have received copies of all extra documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions in form (as to certification and otherwise) and substance reasonably satisfactory to the Corporation.

8.4      CONSENTS, AUTHORIZATIONS AND REGISTRATIONS

The Required Approvals listed in Schedule 7.4 hereto shall have been obtained at or before the Closing Time on terms acceptable to the Corporation, acting reasonably.

8.5      NO PROCEEDINGS

There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, suit, litigation or proceeding, judicial or administrative, or investigation against any Party by any Person, for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of those transactions is improper or would give rise to proceedings under any Laws.

8.6      SECURITIES LAWS

The Corporation shall have reasonably satisfied itself that all applicable requirements of any and all applicable Securities Laws relating to the transaction have been met, including the form and substance of any information statement or other disclosure document provided to the Corporation Stockholders in connection with the transactions contemplated by this Agreement.

8.7      CORPORATION STOCKHOLDER APPROVAL

The Corporation Stockholders shall have approved this Agreement in accordance with the Articles of Incorporation of Corporation and as provided by Delaware and California.

8.8      REGISTRATION RIGHTS

The Purchaser shall have executed and delivered a Registration Rights Agreement in a form attached hereto as Exhibit 8.8 with respect to the Purchaser Common Stock being issued in the Merger.

8.9 DISCLOSURE SCHEDULES

The Purchaser shall have accepted the Disclosure Schedules prepared by the Corporation to qualify and set forth the matters required by the representations and warranties contained in Article 4 of this Agreement, in form and substance reasonably satisfactory to the Corporation.

8.10 ESCROW AGREEMENT

The Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement to the Stockholder Representative.

8.11     NASDAQ LISTING

The Exchange Shares shall have been listed with The Nasdaq Stock Market, Inc.

8.12     OPINION OF COUNSEL FOR PURCHASER.

The Corporation shall have received an opinion dated as of the Closing Date from counsel for the Purchaser, Perley-Robertson, Hill & McDougall LLP, in form and substance acceptable to the Corporation and its counsel, acting reasonably.

The Corporation may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination pursuant to
Article 11 in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

9        OTHER COVENANTS AND REPRESENTATIONS OF THE PARTIES

9.1      CONDUCT OF BUSINESS PRIOR TO CLOSING

During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with Article 11 hereof, the Corporation will do the following:

      (A) CONDUCT BUSINESS IN THE ORDINARY COURSE - Except as otherwise expressly contemplated under this Agreement or as otherwise approved by the Purchaser, conduct its business in the ordinary and usual course, consistent with past practice and regular customer service and business policies and not, without the prior written consent of the Purchaser, enter into any transaction or Contract which, if effected before the date of this Agreement, would constitute a breach of the representations, warranties or covenants of the Corporation contained in this Agreement.

      (B) MAINTAIN GOOD RELATIONS - Use all reasonable efforts to maintain good relations with the Employees, its customers and suppliers.

      (C) CONTINUE INSURANCE - Continue in force all policies of insurance maintained by or for the benefit of the Corporation and give all notices and present claims under all insurance policies in a timely fashion.

      (D) COMPLIANCE WITH LAW - Comply in all material respects with all Laws affecting the operation of the Corporation.

      (E) PREVENT CERTAIN CHANGES - Not, without the prior written consent of the Purchaser, take any of the actions, do any of the things or perform any of the acts described in Section 4.10.

      (F) APPROVALS - Co-operate with the Purchaser and use all commercially reasonable efforts and diligently pursue obtaining the Required Approvals.

9.2            ACCESS FOR INVESTIGATION

      (a) The Corporation shall permit the Purchaser and its representatives, on reasonable notice to the Corporation, between the date of this Agreement and the Closing Time, without interference with the ordinary conduct of the Business, to have reasonable access during normal business hours to (i) the Real Property; (ii) all other locations where Books and Records or other material relevant to the Business are stored; (iii) all the Books and Records; and (iv) the properties and assets used in the Business. The Corporation shall furnish to the Purchaser copies of Books and Records (subject to any confidentiality agreements or covenants relating to any Books and Records) as the Purchaser shall from time to time request to enable confirmation of the matters warranted in Article 4. Without limiting the generality of the foregoing, it is agreed that the accounting representatives of the Purchaser shall be afforded a reasonable opportunity to review all aspects of the financial affairs of the Corporation.

      (b) Notwithstanding subsection (a), the Corporation shall not be required to disclose any information, records, files or other data to the Purchaser where prohibited by Laws or confidentiality obligations, or where the information, records, files or other data would be subject to attorney-client privilege.

9.3      CONFIDENTIALITY

Prior to the Closing and following any termination of this Agreement, the Purchaser shall keep confidential and not divulge, furnish or make accessible all information disclosed to it by the Corporation or their agents relating to the Corporation, except information which:

      (a)   is or becomes generally available to the public;

      (b) the Purchaser received from an independent third Person, who had obtained the information lawfully and was under no obligation of secrecy, or

      (C) the Purchaser can show was in its possession before receipt of such information from the Corporation or their agents.

If this Agreement is terminated without completion of the transactions contemplated by this Agreement, the Purchaser shall (A) promptly return all documents, work papers and other written material (including all copies) obtained from the Corporation or their agents in connection with this Agreement and not previously made public, and shall continue to maintain the confidence of all such information, and (B) not solicit, offer or otherwise attempt to entice any Employee to leave the employ of Corporation to work for the Purchaser for a period of one (1) year from the date of termination of this Agreement. The provisions of this Section 9.3 are in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement that may be executed by the Parties with respect to the transactions contemplated by this Agreement.

9.4      ACTIONS TO SATISFY CLOSING CONDITIONS

Each of the Parties shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent to the Merger and the consummation of the transactions contemplated by this Agreement which are set forth in Articles 7 and 8 and to ensure compliance with each of the covenants set forth in this Article 9.

9.5      U.S. SECURITIES FILINGS

The Purchaser shall timely complete all filings required under Securities Laws with respect to the transactions contemplated hereunder.

9.6      NASDAQ LISTING

The Purchaser agrees to authorize for listing on the Nasdaq Small Cap Market and the Boston Stock Exchange the shares of Purchaser Common Stock issuable to the Corporation Stockholders in connection with the Merger upon official notice of issuance.

9.7      STUB PERIOD RETURNS

The Purchaser shall cause to be prepared and filed on a timely basis all Tax Returns for the Corporation for any period which ends on or before the Closing Date and for which Tax Returns have not been filed as of such date. The Purchaser shall also cause to be prepared and filed on a timely basis all Tax Returns of the Corporation for periods beginning before and ending after the Closing Date.

9.8      TAX MATTERS

         The Purchaser recognizes that in order for the Corporation Stockholders to receive tax-free treatment in the Merger, the Purchaser must satisfy a number of requirements under Sections 367 and 368 of the Code and the regulations promulgated thereunder. Accordingly, the Purchaser covenants and represents as follows:

         (a) the Purchaser has not taken and will not take any actions, or fail to take any actions, that would prevent the Merger from qualifying as a reorganization under Section 368(a) or that would trigger gain under Section 367(a);

         (b) the Purchaser does not have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) or that would trigger gain under Section 367(a);

         (c) the Purchaser shall cooperate reasonably with the Corporation and the Corporation Stockholders in their reasonable efforts to satisfy all requirements under Sections 367 and 368 of the Code;

         (d) the Purchaser shall cooperate, as reasonably required, with the Corporation's efforts to satisfy the reporting requirements set forth in Treasury Regulations Section 1.367(a)-3(c)(6), including reporting of information reasonably required thereby;

         (e) the Purchaser shall cooperate, as reasonably required, with the obligations of the Corporation Stockholders that hold five percent (5%) or more of the outstanding voting capital stock of the Purchaser immediately after the Merger (the "Five Percent Stockholders") to enter into gain recognition agreements with the Internal Revenue Service pursuant to Treasury Regulations Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8 and satisfy their continuing obligations pursuant to such gain recognition agreements, including the provision of information to the Five Percent Stockholders if the Purchaser makes a disposition that causes the Five Percent Stockholders to recognize gain pursuant to such gain recognition agreements; and

         (f) the Purchaser shall not dispose of the Corporation's assets, either through an asset or stock sale, in a transaction that causes the Five Percent Stockholders to recognize gain pursuant to Treasury Regulations Sections 1.367(a)-3(c)(iii)(B) and 1.367(a)-8.

9.9      NO SHOP.

          (a) The Corporation agrees, from the date of execution of this Agreement until the earlier of the Closing Date or termination of this Agreement in accordance with its terms, not to solicit, negotiate, participate in discussions or consider offers relating to any other proposal contemplating (i) a merger or consolidation involving the Corporation pursuant to which the stockholders of the Corporation immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer), directly or indirectly, of ownership of more than 50% of the then outstanding shares of capital stock of the Corporation,
(iii) a sale of a majority of the Corporation's outstanding shares or (iv) a sale of all or substantially all of the assets of the Corporation (each, an "Acquisition Proposal") nor will the Corporation encourage any third party to make an unsolicited Acquisition Proposal; provided however that this Section 9.9 shall not prohibit the Corporation from entering into discussions or negotiations with, furnishing information regarding the Corporation to, and considering an offer from, any person or group who has submitted to the Corporation an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of the Corporation in good faith concludes (1) may constitute a Superior Offer (as defined below) (2) that such action is consistent with the Corporation's Board of Directors' compliance with its fiduciary obligations to the Corporation's stockholders under applicable law. A "Superior Offer" means any Acquisition Proposal that the Board of Directors of the Corporation determines, in its reasonable judgment, to be more favorable to the Corporation's stockholders than the terms of the Merger.

         (b) Nothing in this Agreement shall prevent the Board of Directors of the Corporation from withholding, withdrawing, amending or modifying any recommendation of the Board of Directors in favor of the Merger if (i) a Superior Offer (as defined above) is made to the Corporation and is not withdrawn, and (ii) the Corporation shall have provided written notice to the Purchaser advising the Purchaser that the Corporation has received a Superior Offer, within one business day of receiving such Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer.

9.10     ADDITIONAL INDEMNITY

                  The Corporation and the Corporation Stockholders agree to indemnify the Purchaser pursuant to Article 10 hereof, and subject to all of the limitations of said Article 10, for any Claims arising from any fraudulent or willful misrepresentations made to the Purchaser prior to the Closing by the Corporation or any of its directors, officers or employees, provided such Claims arise during the three year period following the Closing Date and the Purchaser claims indemnification with respect thereto under Article 10 prior to the expiration of such three year period.

10       INDEMNIFICATION

10.1     MUTUAL INDEMNIFICATION FOR BREACHES OF COVENANTS AND WARRANTY, ETC.

The Corporation covenants and agrees with the Purchaser, and the Purchaser covenants and agrees with the Corporation Stockholders (the Party or Parties so covenanting and agreeing to indemnify another Party being referred to as the "Indemnifying Party" and the Party so to be indemnified being referred to as the "Indemnified Party") to indemnify and save harmless, on an after-tax basis, the Indemnified Party effective as and from the Closing Time, from and against all Claims that may be made or brought against the Indemnified Party, or that it may suffer or incur, directly or indirectly as a result of or in connection with any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty (in the case of the Corporation only for any incorrectness in or breach of Sections 4.3 and 4.32) of the Indemnifying Party contained in this Agreement (including any exhibits and schedules thereto):

      (a) In case an Indemnifying Party shall object in writing to any claim or claims for indemnification, the Indemnified Party and the Indemnifying Party shall attempt in good faith for fifteen (15) days to agree upon the rights of the respective parties with respect to each of such claims.

      (b) if no agreement can be reached after good faith negotiation during such fifteen (15) day period, either the Indemnified Party or the Indemnifying Party may, by written notice to the other party, demand submission of the matter to arbitration or to some other mutually-agreeable form of alternative dispute resolution (together or in the alternative, "ADR") to take place in Chicago, Illinois, United States. Unless the parties mutually agree in writing to some ---- alternative form of ADR, arbitration of the matter shall be conducted in accordance with the commercial rules then in effect of the American Arbitration Association using an arbitrator who is an experienced commercial litigator and admitted before the bar of California, Illinois or New York. The dispute shall be determined by one (1) arbitrator acceptable to both parties, which arbitrator shall be selected within twenty (20) days of filing by a party of notice of intention to arbitrate. If, by the end of said twenty (20) day period, the parties have not agreed on one (1) arbitrator to be acceptable, then either party may request the American Arbitration Association to appoint the arbitrator pursuant to this Section 10.1 and the commercial rules then in effect of the American Arbitration Association. Arbitrators shall be compensated for their services at the standard hourly rate charged in their private professional activities. The parties acknowledge that the federal and state courts situated in Illinois shall have jurisdiction and venue over the parties for the purpose of enforcing this Section 10.1. The United States Federal Rules of Civil Procedure shall apply with respect to any arbitration hereunder, and to the extent practicable any hearing with respect to a single matter shall be held on consecutive hearing days. The arbitrator(s) shall follow substantive rules of law and shall make its award in strict conformity with this Agreement. All parties agree to be bound by the results of this arbitration; judgement upon the award so rendered may be entered and enforced in any court of competent jurisdiction.

(c) the foregoing indemnity shall be subject to the requirement that the Indemnifying Party shall, in respect of any Claim made by any third person, be afforded an opportunity at its sole expense to resist, defend and compromise such Claim;

(d) the foregoing indemnity shall be subject to the limitation that, for any Claims made hereunder, the Indemnifying Party shall not be required to pay any such amount until the aggregate amount of such Claims exceeds $100,000 and then the Indemnifying Party shall be required to pay the full amount;

(e) the foregoing indemnity shall be subject to the limitation that, for Claims made in connection with the indemnity described in Section 9.10 hereof, the Indemnifying Party shall not be required to pay any amount in excess of the value of the Exchange Shares based on the Merger Price Per Share;

(f) the foregoing indemnity shall be subject to the limitation that, for Claims made in connection with the representations or warranties in Sections 4.3 and 4.32, the Indemnifying Party shall not, absent fraud, be required to pay any amount in excess of the value of the Escrow Shares based on the Merger Price Per Share;

(g) the indemnification rights set forth in this Article 10 shall be the sole and exclusive remedy of the Indemnified Party, and are in lieu of any other claim or right that the Indemnified Party may otherwise have under applicable law or otherwise and the liability of any Corporation Stockholder for indemnification claims hereunder shall be several and not joint;

(h) in no event shall any Corporation Stockholder who has not received any Exchange Shares pursuant to the Distribution Mechanism as described in
      Section 2.6 be liable for any indemnification claims hereunder; and

(i) for all purposes of this Article 10, the Stockholder Representative shall act on behalf of the Corporation Stockholders in administering Claims by the Purchaser, including, without limitation, for purposes of determining whether to dispute that the Corporation Stockholders are in fact liable under this Article 10 for a Claim asserted by the Purchaser, determining whether to assume the defense of third party claims, and administering the Escrow Agreement for the benefit of the Corporation Stockholders.

10.2     INDEMNIFICATION PROCEDURES FOR THIRD PERSON CLAIMS

      (a) In the case of Claims made by a third Person with respect to which indemnification is sought, the Party seeking indemnification shall give Notice promptly, and in any event within 20 days, to the other Party of any such Claims made upon it. In the event of a failure to give such notice, such failure shall not preclude the Party seeking indemnification from obtaining such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defence of the Claim or increased the amount of liability or cost of defence and provided that, notwithstanding anything else contained in this Agreement, no Claim for indemnity in respect of the breach of any representation or warranty contained in this Agreement may be made unless Notice of such Claim has been given prior to the expiry of the survival period applicable to such representation and warranty pursuant to Section 6.2. The provisions of Sections 10.1(a) and 10.1(b) shall also apply to any third person Claims such that the Indemnifying Party shall have an opportunity to object to the defense of any third person Claim in accordance with such provisions.

      (b) The Indemnifying Party shall have the right, by Notice to the Indemnified Party given not later than 30 days after receipt of the Notice described in subsection (a), to assume the control of the defence, compromise or settlement of the Claim, provided that such assumption shall, by its terms, be without cost to the Indemnified Party.

      (c) Upon the assumption of control of any Claim by the Indemnifying Party as set out in subsection (b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as the Indemnifying Party determines, with the advice of counsel, are reasonably necessary to enable the Indemnifying Party to conduct such defence. Any compromise or settlement of the Claim by the Indemnifying Party shall be subject to the consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defence of any Claim at its own expense.

      (d) The final determination of any Claim pursuant to this Section, including all related costs and expenses, will be binding and conclusive upon the parties as to the validity or invalidity, as the case may be, of such Claim against the Indemnifying Party.

      (e) If the Indemnifying Party does not assume control of a Claim as permitted in subsection 10.2(b), the Indemnified Party shall be entitled to make settlement of the Claim subject to obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and any such settlement or any other final determination of the Claim shall be binding upon the Indemnifying Party.

10.3     RECOVERY FOR INDEMNIFICATION CLAIMS

In the event that Purchaser is entitled to indemnification from the Corporation Stockholders pursuant to the terms of this Agreement for breaches of the Corporation's representations and warranties contained in Sections 4.3 and 4.32, such indemnification may be recovered by deducting the amount of such Claims from the Escrow Shares described in Section 2(c) of the Escrow Agreement by instructing the Escrow Agent to return a number of Escrow Shares to the Purchaser equal to the value of such Claim based on a trailing 5-day average prior to the date the Claim is paid.

10.4     INSURANCE PROCEEDS

The amount which an Indemnifying Party is or may be required to indemnify the Indemnified Party pursuant to this Article 10 shall be reduced (including retroactively) by (i) any amounts received by such Indemnified Party from an insurance carrier or paid and resolved by an insurance carrier on behalf of the insured ("Insurance Proceeds") and (ii) other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Claims. If an Indemnified Party receives the payment required by this Agreement from the Indemnifying Party in respect of any Claims and subsequently actually receives Insurance Proceeds, or other amounts in respect of such Claims as specified above, then such Indemnified Party shall pay to the Indemnifying Party a sum equal to the amount of any such double recovery actually received. The parties agree that any indemnification provided by this Agreement is not to be deemed insurance (whether primary, excess, or otherwise) for purposes of seeking reimbursement from the applicable insurance coverage.

ARTICLE 11  TERMINATION

         11.1     TERMINATION

         (a) This Agreement may be terminated as follows:

            1. The Parties may terminate this Agreement by their mutual written consent at any time prior to the Closing;

            2. The Purchaser may terminate this Agreement by giving written notice to the Corporation at any time prior to the Closing (A) in the event the Corporation has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Corporation of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent of Purchaser (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement);

            3. The Corporation may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing (A) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Corporation or the Corporation Stockholders have notified the Purchaser of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent of the Corporation hereof (unless the failure results primarily from the Corporation breaching any representation, warranty, or covenant contained in this Agreement);

            4. Either Party may, by giving written notice to the other, terminate this Agreement if a court of competent jurisdiction or other governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; and

            5. By either Party, if the approval and adoption of this Agreement, and the approval of the Merger, by the Corporation Stockholders shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Corporation Stockholders duly convened therefore or at any adjournment thereof or pursuant to a written consent of the Corporation Stockholders.

(b) Effect of Termination. If any Party properly terminates this Agreement pursuant to Section 11.1(a) hereof, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in wilful breach of this Agreement). The provisions of Section 9.3, Article 11 and
      Article 12 shall survive any termination of this Agreement.

                                   ARTICLE 12
                                     GENERAL

12.1      PUBLIC NOTICES

All public notices to third Persons and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Corporation, on the one hand, and the Purchaser, on the other hand, and no Party shall act unilaterally in this regard without the prior approval of the other Party, such approval not to be unreasonably withheld, except where required to do so by Law or any stock exchange in circumstances where prior consultation with the other Parties is not practicable.

12.2      EXPENSES

Each Party shall be responsible for and pay their own respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the Merger and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred.

Further, the Corporation agrees that all of its legal fees and expenses incurred in connection with the Merger shall be funded by additional capital infusions into the Corporation, to the extent necessary. If cash is not adequate to pay such legal fees and expenses then Voyager Capital Fund II, L.P., Voyager Capital Fund II-A, L.P., Voyager Capital Founders Fund II, L.P., Wheatley Partners II, L.P., Onset Standby Fund, L.P. and Onset Enterprise Associates III, L.P. agrees to advance sufficient funds under the existing bridge loan facility of the Corporation in an amount not to exceed $100,000.

Notwithstanding the foregoing, upon the closing of the transactions contemplated herein, the Purchaser shall directly pay, on behalf of the Corporation, up to Five Hundred and Fifty Thousand Dollars to Broadview International, the Corporation's financial advisor.

12.3      NOTICES

Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (a "Notice") shall be in writing and shall be sufficiently given if delivered, or if sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

(a) in the case of a Notice to the Corporation:

                           KADIRI INC.
                           1350 Old Bayshore Road
                           Suite 100
                           Burlingame, CA  94010

                           Facsimile:  650 340 4058

                           Attention:  Daniel Federman

                  with a copy to:

                           GRAY CARY WARE & FREIDENRICH LLP
                           2000 University Circle
                           East Palo Alto, CA 94303

                           Attention:       Andrew D. Zeif. Esq.
                           Facsimile:  650 833 2001

(b) in the case of a Notice to the Purchaser.:

                           WORKSTREAM INC.
                           495 March Road, Suite 300
                           Kanata, ON     K2K 3G1

                           Attention:  Michael Mullarkey
                           Facsimile:  613 236 1541

                  with a copy to:

                           Perley-Robertson, Hill & McDougall LLP
                           90 Sparks Street, 4th Floor
                           Ottawa, ON  K1P 1E2

                           Attention:       Michael A. Gerrior
                           Facsimile:  (613) 238 8775

       (C)     in the case of a Notice to the Stockholder Representative:

                           Bill McAleer
                           c/o Voyager Capital
                           719 2nd Avenue, Suite 1400
                           Seattle, Washington
                           98104
                           Facsimile:  (206) 438 1900

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the Notice in the manner provided in this Section. Any Notice delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice sent by prepaid registered mail shall be deemed to have been given and received on the fifth Business Day following the date of its mailing. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed to have been given and received on the first Business Day after its transmission. Any Notice sent by commercial overnight courier shall be deemed to have been given and received within one Business Day following the date of deposit thereof with such courier.

12.4       ASSIGNMENT

Neither party may assign this Agreement without the prior written consent of the other party.

12.5       FURTHER ASSURANCES

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the Merger contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

12.6       COUNTERPARTS

This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

12.7       ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

12.8       AMENDMENT OF AGREEMENT

This Agreement may be altered, amended or annulled at any time by the mutual consent in writing of the parties hereto.

12.9       WAIVERS

No amendment, waiver or termination of this Agreement will be binding unless executed in writing by the parties to be bound hereby. No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision, nor will any such waiver constitute a continuing waiver unless expressly provided.

12.10    STOCKHOLDER REPRESENTATIVE

(a) The Stockholder Representative shall be constituted and appointed as agent for and on behalf of the Corporation Stockholders to give and receive notices and communications, to enter into any ancillary documents to give effect to the transactions described herein, to enter into the Registration Rights Agreement, to authorize delivery of the Escrow Shares or other property in satisfaction of Claims, to object to such deliveries, to make Claims on behalf of the Corporation Stockholders to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than 10 days' prior written notice to the Purchaser and the Escrow Agent. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for his services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Corporation Stockholders.

(b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Corporation Stockholders shall severally indemnify and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

(c) The Stockholder Representative shall treat confidentially and not disclose any nonpublic information from or about the Purchaser or the Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

(d) Purchaser and Escrow Agent acknowledges that the Stockholder Representative may have a conflict of interest with respect to his duties as Stockholder Representative, and in such regard the Stockholder Representative has informed Purchaser and Escrow Agent that he will act in the best interests of the Corporation Stockholders.

12.11    ACTIONS OF THE STOCKHOLDER REPRESENTATIVE.

A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Corporation Stockholders for whom Escrow Shares shares otherwise issuable to them are deposited into escrow and shall be final, binding and conclusive upon each of the Corporation Stockholders, and the Escrow Agent and Purchaser may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every one of the Corporation Stockholders. The Escrow Agent and Purchaser are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

12.12    MULLARKEY STOP-TRANSFER

Any proposed public registration or private sale prior to December 31, 2004 of more than 250,000 shares of Purchaser Common Stock owned by Michael Mullarkey shall require the consent of the Stockholder Representative.

13.      PREPARATION OF SOLICITATION STATEMENT

As soon as practicable after the execution of this Agreement, the Corporation shall prepare, with the cooperation of the Purchaser, a solicitation statement for the solicitation of approval of the shareholders of the Corporation describing this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Purchaser shall provide such information about the Purchaser as the Corporation shall reasonably request. The information supplied by the Corporation for inclusion in the solicitation statement to be sent to the shareholders of the Corporation shall not, on the date the solicitation statement is first mailed to the Corporation's shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, the Corporation makes no representation, warranty or covenant with respect to any information supplied by the Purchaser or Merger Sub that is contained in any of the foregoing documents. The information supplied by the

Purchaser or Merger Sub for inclusion in the solicitation statement shall not, on the date the solicitation statement is first mailed to the Corporation's shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in an earlier communication that has become false or misleading. Notwithstanding the foregoing, the Purchaser and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Corporation that is contained in any of the foregoing documents.

The solicitation statement shall constitute a disclosure document for the offer and issuance of shares of Purchaser Common Stock to be received by the Corporation Stockholders in the Merger. The Purchaser and the Corporation shall each use reasonable commercial efforts to cuase the solicitation statement to comply with applicable federal and state securities laws requirements. Each of the Purchaser and the Corporation agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, n the reasonable judgement of the providing party or its counsel, may be required or appropriate for inclusion in the solicitation statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the solicitation statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The solicitation statement shall contain the recommendation of the Board of Directors of the Corporation that the Corporation Stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Corporation Stockholders. Anything to the contrary contained herein notwithstanding, the Corporation shall not include in the solicitation statement any information with respect to the Purchaser or its affiliates or associates, the form and content of which information shall not have been approved by the Purchaser prior to such inclusion.

                            [Signature Page Follows]

IN WITNESS OF WHICH the Parties have duly executed this Agreement as of the date first set forth above.

SIGNED & DELIVERED

                                              KADIRI INC.


                                              PER: /S/ DAN FEDERMAN
                                              ---------------------------------
                                              NAME: Dan Federman
                                              TITLE:   CEO


                                              WORKSTREAM INC.


                                              PER: /S/ MICHAEL F. MULLARKEY
                                              ---------------------------------
                                              NAME: MICHAEL F. MULLARKEY
                                              TITLE: CEO



                                              WORKSTREAM ACQUISITION III, INC.


                                              PER: /S/ MICHAEL  MULLARKEY
                                              ---------------------------------
                                              NAME: MICHAEL F. MULLARKEY
                                              TITLE:


/S/ ELIZABETH MORGAN                          /S/ BILL MCALEER
------------------------------------          ---------------------------------
WITNESS                                              BILL MCALEER,
                                              AS STOCKHOLDER REPRESENTATIVE


____________________________________          /S/ MICHAEL MULLARKEY
WITNESS                                       ---------------------------------
                                              MICHAEL F. MULLARKEY,
                                              SOLELY FOR THE PURPOSES OF SECTION
                                              12.12 HEREOF

The undersigned consent to the execution of this Agreement by Kadiri Inc. and to be bound by the terms of Section 12.2 hereof.

                                VOYAGER CAPITAL FUND II, L.P.

                                PER: /S/ WILLIAM MCALEER
                                ---------------------------------------
                                NAME: WILLIAM H. MCALEER
                                TITLE: MANAGING PARTNER OF GP., VOYAGER CAPITAL MANAGEMENT II, LLC

                                VOYAGER CAPITAL FUND II-A, L.P.

                                PER:/S/ WILLIAM MCALEER
                                ---------------------------------------
                                NAME: WILLIAM H. MCALEER
                                TITLE: MANAGING PARTNER OF GP., VOYAGER CAPITAL MANAGEMENT II, LLC


                                VOYAGER CAPITAL FOUNDERS FUND II, L.P.

                                PER:/S/ WILLIAM MCALEER
                                ---------------------------------------
                                NAME: WILLIAM H. MCALEER
                                TITLE: MANAGING PARTNER OF GP., VOYAGER CAPITAL MANAGEMENT II, LLC


                                WHEATLEY PARTNERS II, L.P.

                                PER: /S/ IRWIN LIEBER
                                ---------------------------------------
                                NAME: IRWIN LIEBER
                                TITLE GENERAL PARTNER

                                ONSET STANDBY FUND, L.P.

                                BY: ONSET Standby Management, LLC
                                    its General Partner


                                PER: /S/ ROBERT F. KUHLING , JR.
                                ---------------------------------------
                                NAME: ROBERT F. KUHLING, JR
                                TITLE: MANAGING DIRECTOR

                                ONSET ENTERPRISE ASSOCIATES III, L.P.


                                PER: /S/ ROBERT F. KUHLING , JR.
                                ---------------------------------------
                                NAME: ROBERT F. KUHLING, JR
                                TITLE: MANAGING DIRECTOR


                                GS PEPI ONSET STANDBY FUND, LP

                                By: ONSET Standby Management, LLC
                                    its General Partner

                                /S/ ROBERT F. KUHLING
                                ------------------------------------------------
                                NAME: ROBERT F. KUHLING, JR.
                                TITLE: MANAGING DIRECTOR


                                GS PEPI OFFSHORE ONSET STANDBY FUND, LP

                                By: ONSET STANDBY MANAGEMENT, LLC
                                    its General Partner

                                /S/ ROBERT F. KUHLING
                                ------------------------------------------------
                                NAME: ROBERT F. KUHLING, JR.
                                TITLE: MANAGING DIRECTOR

                                                                      Schedule A

                               AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER (this "Merger Agreement") is made and entered into as of May 28, 2004 by and between Kadiri Inc., a California corporation ("Target" or the "Surviving Corporation"), and Workstream Acquisition III, Inc., a Delaware corporation ("Merger Sub"). Target and Merger Sub are sometimes jointly referred to herein as the "Constituent Corporations".

                                    RECITALS

      WHEREAS, Workstream Inc., a Canada corporation ("Acquiror"), Target, and Merger Sub and Bill McAleer, as Stockholders' Representative, have entered into an Agreement and Plan of Merger dated as of May 24, 2004, as amended by the Amendment to Agreement and Plan of Merger dated as of May 26, 2004 (the "Plan of Merger"); and

      WHEREAS, all of the shares of common stock of Target, no par value ("Target Common Stock"), and preferred stock of Target, no par value ("Target Preferred Stock"), outstanding immediately prior to the Effective Time (as defined in Section 1.1(b) below) will convert into the right to receive Merger Consideration (as defined in Section 4.1 below) as set forth in Section 4.1 hereof.

      INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and material covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

1.1   MERGER OF MERGER SUB WITH AND INTO TARGET.

      (a) AGREEMENT TO ACQUIRE TARGET. Subject to the terms of this Merger Agreement, Target shall be acquired by Acquiror through a merger of Merger Sub (a wholly-owned subsidiary of Acquiror) with and into Target (the "Merger").

      (b) EFFECTIVE TIME OF THE MERGER. The Merger shall become effective on such date (the "Effective Time") as this Merger Agreement and Officers' Certificates of each Constituent Corporation are filed with the Secretary of State of the State of California pursuant to
            Section 1103 of the California General Corporation Law ("California Law").

      (c) SURVIVING CORPORATION. At the Effective Time of the Merger, Merger Sub shall be merged with and into Target and the separate corporate existence of Merger Sub shall cease. Target shall be the Surviving Corporation in the Merger.

1.2   EFFECT OF THE MERGER. The Merger shall have the effects set forth in
      Section 1107 of the California Law.

1.3 FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Merger Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Merger Agreement.

                                   ARTICLE 2

                          THE CONSTITUENT CORPORATIONS

2.1   ORGANIZATION OF TARGET.

      (a) INCORPORATION. Target is a California corporation duly incorporated and existing under the laws of the State of California.

      (b) AUTHORIZED STOCK. Target is authorized to issue an aggregate of 58,235,596 shares, of which 44,750,000 shares are Target Common Stock and 13,485,596 shares are Target Preferred Stock, 1,431,428 shares of which have been designated "Series 1 Preferred Stock", no par value, 6,054,168 shares of which have been designated "Series 2 Preferred Stock", no par value, and 6,000,000 shares of which have been designated "Series 3 Preferred Stock", no par value. As used herein, the term "Target Capital Stock" shall mean Target Common Stock and Target Preferred Stock.

      (c) OUTSTANDING STOCK. As of the record date for purposes of voting on the Merger, 4,335,637 shares of Target Common Stock were outstanding, 1,431,428 shares of Series 1 Preferred Stock were outstanding, 5,331,376 shares of Series 2 Preferred Stock were outstanding, and no shares of Series 3 Preferred Stock were outstanding. Immediately prior to the Merger, an additional 67,361 shares of Series 2 Preferred Stock will be outstanding as a result of the exercise of certain outstanding warrants to purchase such stock, and 2,870,357 shares of Series 3 Preferred Stock will be outstanding as a result of the conversion of outstanding convertible promissory notes into such stock.

2.2   ORGANIZATION OF MERGER SUB.

      (a) INCORPORATION. Merger Sub is a Delaware corporation duly incorporated and existing under the laws of the State of Delaware.

      (b) AUTHORIZED STOCK. Merger Sub is authorized to issue an aggregate of 1000 shares of Common Stock, par value $0.001 per share ("Subsidiary Stock").

      (c) OUTSTANDING STOCK. On the date hereof, an aggregate of 50 shares of Subsidiary Stock are outstanding.

ARTICLE 3

             ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

3.1 AMENDMENT OF TARGET'S ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as set forth in Exhibit A hereto.

ARTICLE 4

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

4.1   MERGER CONSIDERATION; CONVERSION OF SHARES.

      (a) MERGER CONSIDERATION. Subject to the amounts to be deposited into escrow pursuant to Section 4.1(c) below, the aggregate consideration to be provided by Acquiror in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock shall consist of 5,400,000 shares of Common Shares of Acquiror (the "Merger Consideration"). The Merger Consideration delivered upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time.

      (b) CONVERSION OF SHARES OF TARGET CAPITAL STOCK. Other than Dissenting Shares (as defined in Section 4.3 below), each share of Target Capital Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged as follows upon surrender of the certificate representing such share of Target Capital Stock:

            (i) Each share of Series 3 Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive approximately .349404 of an Acquiror Common Share; provided, however, that cash shall be issued in lieu of fractional shares of Acquiror Common Shares, and the total number of Acquiror Common Shares to be issued to holders of Series 3 Preferred Stock shall not exceed 1,002,913.

            (ii) Each share of Series 2 Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive approximately .814466 of an Acquiror Common Share; provided, however, that cash shall be issued in lieu of fractional shares of Acquiror Common Shares and the total number of Acquiror Common Shares to be issued to the holders of Series 3 Preferred Stock shall not exceed 4,397,087.

            (iii) All shares of Common Stock, and Series 1 Preferred Stock of
                  Target outstanding immediately prior to the Effective Time shall be cancelled and extinguished, and no cash or other consideration shall be delivered in exchange therefor. No surrender of the stock certificate representing such shares of Common Stock or Series 1 Preferred Stock shall be required to effect the cancellation and extinguishment of such shares of Common Stock or Series 1 Preferred Stock of Target.

      (c) ESCROW. As soon as practicable after the Effective Time, Acquiror shall cause to be deposited with Borden Ladner Gervais LLP, as escrow agent, a portion of the Merger Consideration equal to 950,000 of Acquiror Common Shares (the "Escrow Fund") to be available for distribution to shareholders of Target or to Acquiror, as the case may be, upon the achievement of certain milestones and the occurrence of certain events set forth in greater detail in Section
            2.7 of the Plan of Merger and Sections 2 and 3 of the Escrow Agreement dated May 28, 2004, among Target, Merger Sub, Acquiror, Bill McAleer as Stockholder Representative, and Borden Ladner Gervais LLP, as escrow agent. Such 950,000 Acquiror Common Shares shall be deducted from the Merger Consideration from the aggregate Merger Consideration deliverable to the holders of Target Capital Stock on a pro rata basis. A holder of Target Capital Stock's "pro rata" share of each holder of Target Capital Stock equal to the proportion that the Merger Consideration that such holder is entitled to receive bears to the aggregate Merger Consideration that all holders are entitled to receive.

      (d) OPTIONS AND WARRANTS. At the Effective Time, all options and warrants to purchase Target Capital Stock then outstanding shall be terminated and cancelled.

      (e) CONSIDERATION OF SHARES OF MERGER SUB CAPITAL STOCK. By virtue of the merger and without any action on the part of the holder of any shares of capital stock of Merger Sub, each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value of the Surviving Corporation.

4.2   EXCHANGE OF CERTIFICATES.

      (a) MECHANICS OF EXCHANGE. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive a portion of the Merger Consideration pursuant to Section 4.1, (i) a letter of transmittal;
            (ii) such other customary documents as may be required pursuant to such instructions; and (iii) instructions for use in effecting the surrender of the Certificates in exchange for its respective portion of the Merger Consideration. Upon surrender of a Certificate for cancellation to Acquiror or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefore the number of Acquiror

            Common Shares representing such holder's respective portion of the Merger Consideration as provided in Section 4.1, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the right to receive that amount of Acquiror Common Shares equal to the Merger Consideration into which such shares of Target Capital Stock shall have been so converted in accordance with
            Section 4.1.

      (b) CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of Target shall be closed, and there shall be no further registration of transfers of Target Capital Stock thereafter on the records of Target.

4.3   DISSENTING SHARES.

      (A) Notwithstanding any provision of this Merger Agreement to the contrary, any shares of Target Capital Stock held by a holder who has demanded and perfected such holder's right for appraisal of such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law.

      (B) Each holder of Dissenting Shares who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefore (but only after the value therefore shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of a Certificate or Certificates representing shares of Target Capital Stock, the portion of the Merger Consideration, if any, to which such shareholder would otherwise be entitled under Section 4.1 hereof, less the portion of the Merger Consideration allocable to such shareholder that has been deposited in the Escrow Fund in respect of such shares of Target Capital Stock.

                                    ARTICLE 5

                                   TERMINATION

5.1 TERMINATION BY MUTUAL AGREEMENT. Notwithstanding the approval of this Merger Agreement by the shareholders of Target, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of the Constituent Corporations.

5.2 TERMINATION OF MERGER AGREEMENT. Notwithstanding the approval of this Merger Agreement by the shareholders of Target, this Merger Agreement shall terminate forthwith if the Plan of Merger is terminated at any time prior to the Effective Time as provided therein.

5.3 EFFECTS OF TERMINATION. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and there shall be no liability on the part of either Target or Merger Sub or their respective officers or directors, except as otherwise provided in the Plan of Merger.

                                   ARTICLE 6

                               GENERAL PROVISIONS

6.1 AMENDMENT. This Merger Agreement may be amended by the parties hereto any time prior to the Effective Time, before or after approval hereof by the shareholders of Target, but after such approval, no amendment shall be made that by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.2 COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

6.3 GOVERNING LAW. This Merger Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


                                   KADIRI INC.



                                   By:     /s/ Dan Federman
                                       -----------------------------------------
                                   Name: Dan Federman
                                   Title:  President and Chief Executive Officer


                                   By:     /s/ Brian Wong
                                      ------------------------------------------
                                   Name: Brian Wong
                                   Title: Secretary





                                   WORKSTREAM ACQUISITION III, INC.


                                   By:     /s/ Michael Mullarkey
                                      ------------------------------------------
                                   Name:   Michael F. Mullarkey
                                   Title:  President and Secretary

                                    EXHIBIT A



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                 OF KADIRI, INC.


                                    ARTICLE I

         The name of the Corporation is Kadiri Inc. (the "Corporation").


                                   ARTICLE II

      The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the California Corporations Code.

                                   ARTICLE III

      The aggregate number of shares which this Corporation shall have the authority to issue is One Thousand (1,000) and such shares shall be designated as Common Stock, par value $.001 per share.

                                   ARTICLE IV

1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2. Indemnification of Corporate Agents. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporation Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this Corporation and its shareholders.

3. Amendment, Repeal or Modification. Any amendment, repeal or modification of the foregoing provisions of this ARTICLE IV shall not adversely affect any right of limitation of liability for the directors of this Corporation and indemnification of agents of the Corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.

                 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER
                                       OF
                        WORKSTREAM ACQUISITION III, INC.
                                      INTO
                                   KADIRI INC.

The undersigned, Daniel M. Federman and Brian Wong certify that:

1. They are the President and the Secretary, respectively, of Kadiri Inc., a California corporation (the "Corporation").


2. The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation.

3. The Agreement of Merger has been duly approved by the required vote of the shareholders of the Corporation entitled to vote in accordance with the Articles of Incorporation of the Corporation and the California Corporations Code. The total number of shares entitled to vote with respect to the foregoing Agreement of Merger was 4,335,637 shares of Common Stock, 1,431,428 shares of Series 1 Preferred Stock, and 5,331,376 shares of Series 2 Preferred Stock. The number of shares voting in favor of the Agreement of Merger equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock, voting separately as a class, a majority of the outstanding Preferred Stock voting separately as a class, and two-thirds of the outstanding shares of Series 2 Preferred Stock, voting as a separate series.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE: ______________________

                                                     /s/ Daniel Federman
                                                     ----------------------
                                                     Name: Daniel M. Federman
                                                     Title: President



                                                     /s/ Brian Wong
                                                     ----------------------
                                                     Name: Brian Wong
                                                     Title: Secretary

                 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER
                                       OF
                        WORKSTREAM ACQUISITION III, INC.
                                      INTO
                                   KADIRI INC.

              THE UNDERSIGNED, MICHAEL F. MULLARKEY CERTIFIES THAT:

            1. He is the President and the Secretary of Workstream Acquisition III, Inc., a Delaware corporation (the "Corporation").

The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation.

The Agreement of Merger has been duly approved by the required vote of the shareholders of the Corporation entitled to vote in accordance with the Certificate of Incorporation of the Corporation and the Delaware General Corporation Law. The total number of shares entitled to vote with respect to the foregoing Agreement of Merger was 50 shares of Common Stock. The number of shares voting in favor of the Agreement of Merger equaled or exceeded the vote required. The percentage vote required was the holders of a majority of the outstanding shares of Common Stock.

No vote of the shareholders of Workstream Inc., a parent of the Corporation, was required to issue the equity securities of Workstream Inc. pursuant to the Agreement of Merger.


      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



DATE: ______________________

                                                      /s/ Michael Mullarkey
                                                      --------------------------
                                                      Name: Michael F. Mullarkey
                                                      Title: President





                                                     /s/ Michael Mullarkey
                                                     ----------------------
                                                     Name: Michael F. Mullarkey
                                                     Title: Secretary


EXHIBIT B: DISTRIBUTION                  Mechanism   For Merger  CONSIDERAT ON
                                                                 -------------

                                                   X EXCHANGE                    $$ FOR
                                                   ----------                 -----------
                                        SERIES 3   RATIO OF     WSTM SHARES   FRACTION OF
                                        --------- ----------    -----------   -----------
SERIES 3 SHAREHOLDER                     SHARES     .349404    FROM SERIES 3  WSTM SHARE
--------------------                     ------     -------    -------------  -----------


Voyager Capital Fund II, LP              171,513                   59,927      $1.93
Voyager Capital Fund II-A, LP            928,083                  324,277      $2.23
Voyager Capital Founders Fund II, LP     71,615                    25,022      $2.04
ONSET Enterprise Associates III, L.P.    114,269                   39,926      $0.79
ONSET Standby Fund, L.P.                 304,716                  106,469      $1.72
GS PEP I ONSET Standby Fund, L.P.        102,933                   35,965      $1.17
GS PEP I Offshore ONSET Standby Fund,
L.P.                                     49,427                    17,270      $0.26
Wheatley Partners II Annex Fund, L.P.    526,939                  184,115      $1.87
Casilli Revocable Trust                  272,392                   95,175      $1.15
Casilli Investment Partners              72,103                    25,193      $0.63
Michelle A. Casilli Trust                28,040                    9,797       $0.99
Gerald A. Casilli Trust                  28,040                    9,797       $0.99
Mark H. Edwards                          50,072                    17,495      $1.31
F&K Delepine Trust                        8,011                    2,799       $0.26
Thomas A. King                           40,057                    13,996      $0.45
Michael West                             102,147                   35,690      $2.22

TOTAL                                   2,870,357                1,002,913     $19.99



                                                                                                       TOTAL
                                                                                                       ESCROWED
                                                                                                       PORTION       TOTAL
                                                                                                       (INCLUDING    WSTM
                                 SERIES 2      SHARES    TOTAL     X EXCHANGE            $$ FOR        WSTM SHARES   SHARES
                                 SHARES        FROM NET  SERIES 2  RATIO OF    WSTM      FRACTION OF   FROM SERIES 2 DELIVERABLE
                                 OUTSTANDING   EXERCISE  SHARES    0 .760748   SHARES    WSTM SHARE    AND 3)        AT CLOSING
                                 ------------  --------  --------- ----------  -------   -----------   -------------  -----------


Stephen and Barbara Baron              421                   421                   320      $0.79           59            261
Joseph Britton                        1,278                1,278                   972      $0.67           180           792
Gerald A. Casilli Trust               8,416       897      9,313                 7,084      $2.41         3,138        13,743
Michelle A. Casilli Trust             8,416       897      9,313                 7,084      $2.41         3,138        13,743
Casilli Revocable Trust              42,077     8,719     50,796                38,642      $2.70        24,878       108,939
Casilli Investment Partners          25,247     2,308     27,555                20,962      $1.16         8,580        37,575
Steven Darien                         4,245                4,245                 3,229      $1.07           600         2,629
Mark H. Edwards                      37,025     1,602     38,627                29,385      $1.15         8,715        38,165
Debra J. Engel
 Revocable Family Trust               8,416                8,416                 6,402      $1.30         1,190         5,212
Henry I. Feir Living Trust dated
August 11, 1989                      20,834               20,834                15,849      $1.20         2,946        12,903
F&K Delepine Trust                                256        256                   194      $2.15           556         2,437
Gray Cary Ware &
 Freidenrich Partners I               1,214                1,214                   923      $1.57           171           752
Gray Cary Ware &
 Freidenrich Partners II                396                  396                   301      $0.73            55           246
Grinberg Family Trust,
 u/d/t dated May 20, 2002             1,599                1,599                 1,216      $1.25          226            990
Thomas A. King                       20,000     1,282     21,282                16,190      $0.67         5,611        24,575
Lazy P Investors, L.P.               10,663               10,663                 8,111      $2.44         1,507         6,604
Meltold Associates                    2,084                2,084                 1,585      $1.14          294          1,291
Patrick R. Neargarder                 3,334                3,334                 2,536      $0.95          471          2,065
Onset Enterprise
 Associates III, L.P.               191,534     2,423    193,957               147,552      $1.00        34,854       152,624
ONSET Standby Fund, L.P.            510,758     6,462    517,220               393,473      $2.72        92,944       406,998
GS PEP I ONSET Standby Fund, L.P.   172,532     2,183    174,715               132,914      $0.12        31,396       137,483
GS PEP I Offshore
 ONSET Standby Fund, L.P.            82,847     1,048     83,895                63,822      $2.67        15,075        66,017
Floyd Edwin Peterson and
 Ruby Jean Peterson,
 Trustees of the Peterson Family
 Trust dated May 5, 1982              6,164                6,164                 4,689      $0.71          871          3,818
Maureen Young Smith                   1,599                1,599                 1,216      $1.25          226            990
Kevin J. Sullivan                     5,383                5,383                 4,095      $0.30          761          3,334
Towers, Perrin,
 Forster & Crosby, Inc.             197,979              197,979               150,612      $0.22        28,000       122,612
Voyager Capital Fund II, LP         441,971     3,637    445,608               338,995      $0.80        74,163       324,759
Voyager Capital Fund II-A, LP     2,469,734    19,684  2,489,418             1,893,819      $0.37       412,368     1,805,728
Voyager Capital
 Founders Fund II, LP               185,158     1,518    186,676               142,013      $0.99        31,053       135,982
Michael West                                    3,269      3,269                 2,486      $2.53         7,097        31,079
Wheatley Partners
 II Annex Fund, L.P.                           11,176     11,176                 8,502      $0.33        35,809       156,808
Wheatley Partners II, L.P.          841,539              841,539               640,198      $2.57       119,019       521,179
Woodland Partners                    28,513               28,513                21,691      $0.57         4,032        17,659

SERIES 2 TOTAL                    5,331,376    67,361  5,398,737             4,107,062     $42.93

EMPLOYEE CARVEOUT                                                              290,010

-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                        5,399,985     $62.92       949,983     4,159,992
=============================================================================================================================


                                   KADIRI INC.

                              DISCLOSURE SCHEDULES

These Disclosure Schedules are made as of May 24, 2004 and given pursuant to
Section 4 of the Agreement and Plan of Merger between Kadiri Inc. (the "Corporation"), Workstream Inc. (the "Purchaser") and Workstream Acquisition III, Inc. (the "Merger Sub"), dated as of May 24, 2004 (the "Agreement"). All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. Any information disclosed under any section in these Disclosure Schedules is deemed disclosed and incorporated in any other section of these Disclosure Schedules except where such disclosure would be appropriate.

SCHEDULE 4.1  INCORPORATION AND REGISTRATION.

         State of California

SCHEDULE 4.3  CAPITALIZATION:

         (A)      AUTHORIZED AND ISSUED SECURITIES OF THE CORPORATION.

         Common Stock and Preferred Stock. The authorized and issued capital stock of the Corporation consists solely of 14,750,000 shares of Common Stock authorized, 4,335,637 of which are issued and outstanding; and 7,485,596 shares of preferred stock authorized, of which 6,762,804 are issued and outstanding, which preferred stock is allocated among series as follows, and which series are convertible into shares of Common Stock of the Corporation in the following ratios:



               SERIES                   SHARES DESIGNATED     SHARES ISSUED AND                    CURRENT
                                                                 OUTSTANDING                     CONVERSION
                                                                                                    RATIO
         ----------------------------------------- ------------------- ----------------------- ----------------

         Series 1 Preferred Stock                  1,431,428           1,431,428               1:1
         ----------------------------------------- ------------------- ----------------------- ----------------

         Series 2 Preferred Stock                  6,054,168           5,331,376               1:1
         ----------------------------------------- ------------------- ----------------------- ----------------

         TOTAL                                     7,485,596
         ----------------------------------------- ------------------- ----------------------- ----------------


      Stock Options. The Corporation has reserved an aggregate of 2,698,964 shares of Common Stock for issuance to directors, officers, employees and consultants of the Corporation pursuant to the Corporation's 1994 Stock Option Plan and 1998 Stock Option Plan (the "PLANS"), under which Plans 2,272,819 options are outstanding, 269,441 shares of Common Stock have been issued upon exercise of options and 88,409 shares remain available under the Plans for the grant of additional options.

      Convertible Notes and Preferred Warrants. Pursuant to the Secured Convertible Note and Warrant Purchase Agreement between the Corporation and the persons and entities listed on the Schedule of Purchasers attached as Exhibit A thereto (the "Bridge Investors"), dated March 29, 2004, the Corporation issued Secured Convertible Promissory Notes (the "Notes") and Warrants to Purchase Series 2 Preferred Stock (the "Warrants") to Bridge Investors on the Initial Closing Date of March 29, 2004 and the Subsequent Closing Date of May 17, 2004.

The Warrants issued on the Initial Closing Date provided for warrant coverage of twenty percent (20%) and the Warrants issued on the Subsequent Closing Date provided for warrant coverage of thirty percent (30%). The Warrants provide that the price per share of Series 2 Preferred Stock issuable pursuant to the Warrants is the lower of the price per share of the securities sold in the next equity financing of the Corporation or $1.485372 per share.

         Below is the list of Bridge Investors who participated in the Initial Closing and the Subsequent Closing, including the principal amount of the Note and the number of shares of Series 2 Preferred Stock issuable pursuant to the Warrant (assuming an exercise price per share of $1.485372) issued to each Bridge Investor.

                                                             SHARES OF SERIES 2
                                           PRINCIPAL AMOUNT  PREFERRED ISSUABLE
NAME OF BRIDGE INVESTOR                    OF NOTES          UNDER WARRANT
-----------------------                    ----------------  ------------------
MARCH 29, 2004 INITIAL CLOSING:
VOYAGER CAPITAL FUND II, LP                 $85,019.94        11,447
VOYAGER CAPITAL FUND II-A, LP              $460,054.77        61,944
VOYAGER CAPITAL FOUNDERS FUND II, LP        $35,500.29         4,779
ONSET ENTERPRISE ASSOCIATES III, L.P.       $56,643.80         7,626
ONSET STANDBY FUND, L.P.                   $151,049.19        20,338
GS PEP I ONSET STANDBY FUND, L.P.           $51,024.74         6,870
GS PEP I OFFSHORE ONSET STANDBY FUND, L.P.  $24,501.28         3,299
WHEATLEY PARTNERS II, L.P.                    $261,206        35,170
------------------------------------------- ----------       -------
FIRST CLOSING TOTAL                         $1,125,000       151,473
------------------------------------------- ----------       -------

MAY 17, 2004 SUBSEQUENT CLOSING:

CASILLI REVOCABLE TRUST                    $135,864.14        27,440
CASILLI INVESTMENT PARTNERS                 $35,964.04         7,263
MICHELLE A. CASILLI TRUST                   $13,986.01         2,824
GERALD A. CASILLI TRUST                     $13,986.01         2,824
MARK H. EDWARDS                             $24,975.02         5,044
F&K DELEPINE TRUST,
 DATED APRIL 29, 1998                        $3,996.00           807
THOMAS A. KING                              $19,980.02         4,035
MICHAEL WEST                                $50,949.05        10,290
------------------------------------------- ----------       -------

SUBSEQUENT CLOSING TOTAL                    $299.70.29        60,527
------------------------------------------- ----------       -------
                                         $1,424,700.29       212,000
INITIAL & SUBSEQUENT CLOSING TOTAL

      Immediately preceding the Closing, the Notes and all interest thereon will convert into shares of Series 3 Preferred Stock. The exact number of shares of Series 3 Preferred Stock into which the Notes will convert will be determined immediately prior to the Closing.



         LIST OF STOCKHOLDERS OF THE CORPORATION (ATTACHED)

KADIRI INC.                              SHAREHOLDER LIST                   PAGE 1
1350 OLD BAYSHORE SUITE 100              AS OF  05/19/04                        FORM: 10A
BURLINGAME, CA  94010                                                           DATE:  05/19/10
                                                                                TIME: 11:43:53

REGISTRATION                             ACCOUNT NO.       TAXPAYER ID                        SERIES       SHARES
------------------------------------------------------------------------------------------------------     ---------

Stephen and Barbara Baron                       0112                                            CMN           2,000
209 Arundel Rd.                                                                                  2              421
Burlingame, CA 94010                                                                                      ---------
                                                                                                      total   2,421

--------------------------------------------------------------------------------------------------------------------
Laird Beatty                                    0149            ###-##-####                     CMN           1,317
1 Canada Rd.  S.W.                                                                                        ---------
Calgary, Alberta, Canada                                                                              total   1,317
T2W 2K5


--------------------------------------------------------------------------------------------------------------------
Katy Bejarano                                   0103                                            CMN           4,167
460 Cornell Ave.                                                                                          ---------
San Mateo, CA 94402                                                                                   total   4,167

--------------------------------------------------------------------------------------------------------------------
Walter Donald Bell                              0004                                            CMN          17,792
3780 Wood side Road                                                                                   total  17,792
Woodside, CA  94026

--------------------------------------------------------------------------------------------------------------------
Brian Best                                      0054            ###-##-####                     CMN              81
c/o Western Technology Investments                                                                        ---------
2010 North First Street, Suite 310                                                                    total      81
San Jose, CA  95131

--------------------------------------------------------------------------------------------------------------------
Hans-Joachim Birthclmer                         0016            ###-##-####                     CMN           1,789
4340 Walker Ave.                                                                                          ---------
Santa Rosa, CA  95407-8063                                                                            total   1,789

--------------------------------------------------------------------------------------------------------------------
Robert Bloodgood                                0151            ###-##-####                     CMN           1,250
915 Olive Street                                                                                          ---------
Burlington, NY  08016                                                                                 total   1,250

--------------------------------------------------------------------------------------------------------------------
Christopher Bonomi and Elizabeth                0118                                            CMN           2,084
                                                                                                           ---------
Bacigalupi                                                                                            total   2,084
101 Desoto Way
San Bruno, CA  94066

--------------------------------------------------------------------------------------------------------------------
Klaus Borho                                     0082            ###-##-####                     CMN             249
1931 Hillman Ave.                                                                                         ---------
Belmont, CA  94002-1739                                                                                         249

--------------------------------------------------------------------------------------------------------------------
Barbara Ann Borsberry                           0155                                            CMN           1,111
858  14  3/4  Avenue                                                                                      ---------
Almena, WI  54805                                                                                     total   1,111

--------------------------------------------------------------------------------------------------------------------
Joseph S. Borue                                 0012                                            CMN           5,901
c/o Berenbaum & Weishienk, Suite 2600                                                                     ---------
Republic Plaza, 370 17th. Street                                                                      total   5,901
Denver, CO  80202

--------------------------------------------------------------------------------------------------------------------
Martin Boyde                                    0073            ###-##-####                     CMN             339
799 Humboldt Road                                                                                         ---------
Brisbane, CA  94005                                                                                   total     339




 REGISTRATION               ACCOUNT NO.       TAXPAYER ID                SERIES                  SHARES
 --------------------------------------------------------------------------------                ----------

 ----------------------------------------------------------------------------------------------------------
 Joseph Britton                    0102                                    CMN                       3,076
 1811 E1 Camino                                                             2                        1,278
 Burlingame, CA  94010                                                                          ----------
                                                                                            total    4,354

 ----------------------------------------------------------------------------------------------------------
 John and Linda Britton            0123                                    CMN                       2,084
 1811 E1 Camino                                                                                 ----------
 Burlingame, CA  94010                                                                      total    2,084

 ----------------------------------------------------------------------------------------------------------
 Brendan Burke                     0177                                    CMN                       5,048
 5066 Montreal Drive                                                                            ----------
 San Jose, CA 95130                                                                         total    5,048

 ----------------------------------------------------------------------------------------------------------
 Daniel C. Byrne                   0013                                    CMN                      18,860
 c/o Merton Lodge                                                                               ----------
 Model Farm Road                                                                            total   18,860
 Cork, IRELAND

 ----------------------------------------------------------------------------------------------------------
 Paula Coryocakis                  0171        ###-##-####                 CMN                       3,077
  18615 29th. Avenue North                                                                      ----------
  Plymonth, MN  55447                                                                       total    3,077


 ----------------------------------------------------------------------------------------------------------
 Gerald A. Casilli                 0043                                    CMN                       1,217
 2905 Wood side Rd.                                                                             ----------
 Woodside, CA  94062                                                                        total    1,217

 ----------------------------------------------------------------------------------------------------------
 Michelle A. Casilli               0044                                    CMN                       1,217
 2905 Wood side Rd.                                                                              ----------
 Woodside, CA  94062                                                                        total    1,217

 ----------------------------------------------------------------------------------------------------------
 Michelle A. Casilli Trust         0116                                    CMN                       2,484
 2905 Wood side Rd.                                                         2                        8,416
 Woodside, CA  94062                                                                             ----------
                                                                                            total   10,900

 ----------------------------------------------------------------------------------------------------------
 The Casilli Revocable Trust       0143                                    CMN                      71,002
 2905 Wood side Rd.                                                         2                       42,077
 Woodside, CA  94062                                                                            ----------
                                                                                            total  113,079

 ----------------------------------------------------------------------------------------------------------
 Casilli Investment Partners       0144                                    CMN                       5,368
 2905 Wood side Rd.                                                         2                       25,247
 Woodside, CA  94062                                                                            ----------
                                                                                            total   30,615

 ----------------------------------------------------------------------------------------------------------


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

KADIRI INC.                     SHAREHOLDER LIST               PAGE 3
1350 OLD BAYSHORE SUITE 100     AS OF  05/19/04                FORM: 10A
BURLINGAME, CA  94010                                          DATE:  05/19/10
                                 TIME: 11:43:53


REGISTRATION                  ACCOUNT NO.        TAXPAYER ID    SERIES      SHARES
------------------------------------------------------------------------    ----------

Dennis L Christie                    0028                         CMN           5,034
2545  103rd St. SE                                                         ----------
Bellevue, WA 98004                                                     total    5,034

--------------------------------------------------------------------------------------
Stephen Combs                        0083                         CMN             667
c/o Combs & Co.                                                            ----------
282  20th, Avenue                                                      total      667
San Francisco, CA  94121

--------------------------------------------------------------------------------------
John Coy                             0148         ###-##-####     CMN              67
3402 Rose Lane                                                             ----------
Pallo Church, VA  22042                                                total       67

--------------------------------------------------------------------------------------
Cranston Investment Company          0120                         CMN          41,667
3131 Barney Avenue                                                         ----------
Menlo Park, CA  94025                                                  total   41,667

--------------------------------------------------------------------------------------
Charles Crocker                      0029                         CMN           3,164
One Post Street                                                            ----------
Suite 2500                                                             total    3,164
San Francisco, CA 94101

--------------------------------------------------------------------------------------
Lisa D'Alencon                       0124                         CMN           8,751
412 Midway Avenue                                                          ----------
San Mateo, CA  94402                                                   total    8,751

--------------------------------------------------------------------------------------
Steven Darien                        0106                         CMN          10,216
412 Gateshead Drive                                                2            4,245
Suite 2500                                                                 ----------
Bridgewater, NJ  08807                                                 total   14,461

--------------------------------------------------------------------------------------
Francois Delepine                    0173         ###-##-####     CMN           2,000
22653 Woodridge Court                                                      ----------
Cupertino, CA  95014                                                   total    2,000

--------------------------------------------------------------------------------------
Lawrence DeVooght                    0022                         CMN           1,030
P.O.Box 1365                                                               ----------
Kenwood, CA  95452                                                     total    1,030

--------------------------------------------------------------------------------------
John P. Doran                        0030                         CMN          10,169
124  19th. Street                                                          ----------
Pacific Grove, CA  93950                                               total   10,169

--------------------------------------------------------------------------------------
Colin DuPlantis                      0154                         CMN           3,890
27 Sevilla Drive                                                           ----------
Los Altos, CA 94022                                                    total    3,890

--------------------------------------------------------------------------------------
Timothy Dwight                       0168                         CMN           2,604
141 Whitehall Road                                                         ----------
Amesbury, MA  01913                                                    total    2,604

--------------------------------------------------------------------------------------




KADIRI INC.                         SHAREHOLDER LIST                 PAGE 4
1350 OLD BAYSHORE SUITE 100         AS OF  05/19/04                  FORM: 10A
BURLINGAME, CA  94010                                                DATE:  05/19/10
                                                                     TIME: 11:43:53


REGISTRATION                        ACCOUNT NO.       TAXPAYER ID    SERIES       SHARES
------------------------------------------------------------------------------    ----------

--------------------------------------------------------------------------------------------
Karen Joy Eason                            0065                        CMN               54
1461 17th. Avenue                                                                ----------
San Francisco, CA  94122                                                     total       54

--------------------------------------------------------------------------------------------
Mark H. Edwards                            0100                        CMN           34,262
135 Crown Road                                                          2            37,025
Kentfield, CA 94904                                                              ----------
                                                                             total   71,287

--------------------------------------------------------------------------------------------
Teresa El-Carbi                            0091                        CMN            2,000
1349 Orchid Circle                                                               ----------
Upland, CA  91786                                                            total    2,000

--------------------------------------------------------------------------------------------
Debra J. Engel Revocable Family            0110                        CMN           19,151
Trust
7/21/1993                                                               2             8,416
822 Springfield Terrace                                                          ----------
Sunnyvale, CA 94087                                                          total   27,567

--------------------------------------------------------------------------------------------
Ron Faith                                  0058         ###-##-####    CMN              255
10408 N.E. 190th. Street                                                         ----------
Bothell, WA  98011                                                           total      255

--------------------------------------------------------------------------------------------
Daniel M. Federman                         0088                        CMN          174,051
2659 Green Street                                                                ----------
San Francisco, CA  94128                                                     total  174,051

--------------------------------------------------------------------------------------------
Henry I. Fair Living Trust dated           0002                        CMN           93,751
             11-Aug-89                                                  2            20,834
229 Brannan St. #17C                                                             ----------
SanFrancisco, CA  91107                                                      total  114,585

--------------------------------------------------------------------------------------------
Henry I. Fair                              0049                        CMN           16,689
229 Brannan St. #17C                                                              ----------
SanFrancisco, CA  91107                                                      total   16,689

--------------------------------------------------------------------------------------------
Robin A. Ferracone                         0111                        CMN           10,417
1175 Shenandoah Road                                                             ----------
San Marino, CA  91108                                                        total   10,417

--------------------------------------------------------------------------------------------
Kathleen  Flaherty                         0125                        CMN           19,684
312 South Reeves Drive, Apt. B                                                   ----------
Beverly Hills, CA  90212                                                     total   19,684

--------------------------------------------------------------------------------------------
Flesher & Associates                       0135                        CMN            1,300
445 South San Antonio Road, #102                                                 ----------
Los Altos, Ca  94022                                                         total    1,300

--------------------------------------------------------------------------------------------
Thomas Furlong                             0121                        CMN            1,266
750 Newell Road                                                                  ----------
Palo Altos, CA  94303                                                        total    1,266

--------------------------------------------------------------------------------------------


KADIRI INC.                             SHAREHOLDER LIST                PAGE 5
1350 OLD BAYSHORE SUITE 100             AS OF  05/19/04                 FORM: 10A
BURLINGAME, CA  94010                                                   DATE:  05/19/10
                                                                        TIME: 11:43:53


REGISTRATION                            ACCOUNT NO.       TAXPAYER ID    SERIES          SHARES
----------------------------------------------------------------------------------       ----------
Gary R. Garrett                                0015                        CMN              10,688
2535-104th. Avenue SE                                                                   ----------
Bellevue, WA 98004                                                                    total 10,688

---------------------------------------------------------------------------------------------------
Edward L. Galbach                              0006                        CMN               7,306
24845 Summerhill Road                                                                   ----------
Los Altos, Ca  94024                                                                total    7,306

---------------------------------------------------------------------------------------------------
Mark L. Gideon & Karen A. Gideon, TTEES        0062                        CMN                 413
U/A dtd 10/27/97  PBO Mark L. Gideon &                                                  ----------
Karen A. Gideon                                                                     total      413
11535 Norae
Truckee, CA  96161

---------------------------------------------------------------------------------------------------
Marilyn Gleason                                0069        ###-##-####     CMN                 253
890 Silacci Drive                                                                       ----------
Campbell, CA  95008                                                                 total      253

---------------------------------------------------------------------------------------------------
Phil A. Goldman                                0020                        CMN               5,964
47 Covington St.                                                                        ----------
East Burnswick, NJ  08816                                                           total    5,964

---------------------------------------------------------------------------------------------------
Cristina Gomez                                 0084                        CMN                 400
1421 Diamond Street                                                                     ----------
San Francisco, CA  94131                                                            total      400

---------------------------------------------------------------------------------------------------
Tom Grandaaert                                 0150        ###-##-####     CMN               3,334
1760 Lantie Lane                                                                        ----------
Los Altos, CA  94024                                                                total    3,334

---------------------------------------------------------------------------------------------------
Gary Cary Ware & Freidenrich Partners I        0032                        CMN               2,922
2000 University Avenue                                                      2                1,214
East Palo Alto, CA  94303-2248                                                          ----------
                                                                                    total    4,136

---------------------------------------------------------------------------------------------------
Gary Cary Ware & Freidenrich Partners II       0161                        CMN                 952
2000 University Avenue                                                      2                  396
East Palo Alto, CA  94303-2248                                                          ----------
                                                                                    total    1,348

---------------------------------------------------------------------------------------------------
Debra Grimes                                   0080        ###-##-####     CMN                  59
821 N. Humboldt St. #210                                                                ----------
San Meteo, CA  94401                                                                total       59

---------------------------------------------------------------------------------------------------
Mark Grimes                                    0136        ###-##-####     CMN               2,366
1924 Ashland Way                                                                        ----------
San Jose, CA  95130                                                                 total    2,366

---------------------------------------------------------------------------------------------------
Grindberg Family Trust u/d/t dated             0162                        CMN               3,847
20-May-02                                                                   2                1,599
1254 Middlefield Rd.                                                                    ----------
Palo Alto, CA 94301                                                                 total    5,446



KADIRI INC.                             SHAREHOLDER LIST                 PAGE 6
1350 OLD BAYSHORE SUITE 100             AS OF  05/19/04                  FORM: 10A
BURLINGAME, CA  94010                                                    DATE:  05/19/10
                                                                         TIME: 11:43:53


REGISTRATION                            ACCOUNT NO.       TAXPAYER ID            SERIES       SHARES
------------------------------------------------------------------------------------------    ----------
Lyle Groeneveld                                0087                                CMN            1,299
1426 Firebird Way                                                                            ----------
Sunnuvale, CA  94087                                                                     total    1,299


--------------------------------------------------------------------------------------------------------
Christopher Hadsell                            0056                                CMN            1,286
P.O.Box 889                                                                                  ----------
Belmont, CA  94002                                                                       total    1,286


--------------------------------------------------------------------------------------------------------
Wade Harrison                                  0156         ###-##-####            CMN           21,545
                                                                                              ----------
7725 K/2nd. SE                                                                           total   21,545
 Newcastle, WA  98059
--------------------------------------------------------------------------------------------------------
Carey E. Heckman                               0008                                CMN           25,592
                                                                                              ----------
7 Choate Road                                                                            total   25,592
Hanover, NH  03755-1701

--------------------------------------------------------------------------------------------------------
High Tech Ventures                             0139                                CMN           11,707
                                                                                              ----------
18 Hurley Street                                                                         total   11,707
Cambridge, MA  02141

--------------------------------------------------------------------------------------------------------
G. Mormer Partnership                          0163         #37-1338411            CMN           10,125
                                                                                              ----------
                                                                                         total   10,125


--------------------------------------------------------------------------------------------------------
Richard Homme                                  0169                                CMN            1,037
6232 76th. Drive S.E.                                                                        ----------
Snohomish, WA  98290                                                                     total    1,037

--------------------------------------------------------------------------------------------------------
Mike Humphries                                 0089                                CMN           18,625
1300 Hamilton Ave                                                                            ----------
Palo Alto, CA  94031                                                                     total   18,625


--------------------------------------------------------------------------------------------------------
Richard Jolliffe                               0067                                CMN               92
752 Walnut Street                                                                            ----------
San Carlos, CA  94070                                                                    total       92


--------------------------------------------------------------------------------------------------------
Craig Juntunen & Katie Juntunen JTWROS         0096                                CMN              600
475 Sansome St. Suite 710                                                                    ----------
San Fransasco, CA  94111                                                                 total      600

--------------------------------------------------------------------------------------------------------
Steve Kaufman                                  0170                                CMN           45,315
1720 S. Amphlett Blvd.  Suite 110                                                            ----------
San Mateo, CA  94402                                                                     total   45,315

--------------------------------------------------------------------------------------------------------
Thomas A. King                                 0093                                CMN           45,121
153 Montaire Drive                                                                  2            20,000
Danville, CA 94526                                                                           ----------
                                                                                         total   65,121
--------------------------------------------------------------------------------------------------------



KADIRI INC.                      SHAREHOLDER LIST                 PAGE 7
1350 OLD BAYSHORE SUITE 100      AS OF  05/19/04                  FORM: 10A
BURLINGAME, CA  94010                                             DATE:  05/19/10
                                                                  TIME: 11:43:53


REGISTRATION                        ACCOUNT NO.     TAXPAYER ID  SERIES          SHARES
-----------------------------------------------------------------------------------------
David E. Kratter                        0003                         CMN          53,047
10250 SE 21st. Street                                                         ----------
Bellevue, WA  98009                                                       total   53,047

-----------------------------------------------------------------------------------------
Mark E. Kratter                         0033                         CMN           5,532
10250 SE 21st. Street                                                         ----------
Bellevue, WA  98009                                                       total    5,532


-----------------------------------------------------------------------------------------
Matthew R. Kratter                      0034                         CMN           6,698
                                                                               ----------
111 Windlea Lane                                                          total    6,698
Redwood City, CA  94065

-----------------------------------------------------------------------------------------
Drew Kugler                             0126                         CMN             625
                                                                               ----------
1100 Glendon Avenue,  17th. Floor                                         total      625
Los Angeles, CA  90024

-----------------------------------------------------------------------------------------
Edward E. Lawler  III                   0101                         CMN          12,415
                                                                               ----------
c/o  USC                                                                  total   12,415
3737 Watt Way, Powell Hall #302
Los Angeles, CA  90089

-----------------------------------------------------------------------------------------
Lazy P Investors, LP                    0134                         CMN          25,659
11651 Brooks Road                                                     2           10,663
                                                                               ----------
Windsor, CA 95492-9467                                                    total   36,322

-----------------------------------------------------------------------------------------
Kerry Lemos                             0086                         CMN           5,064
                                                                               ----------
19073 Masterson Place                                                     total    5,064
Castro Valley, CA  94552

-----------------------------------------------------------------------------------------
Hope Logie                              0025                         CMN              81
                                                                               ----------
c/o  2219  4th. Street  Apt. #5                                           total       81
Santa Monica, CA  90405

-----------------------------------------------------------------------------------------
Michael Ludlow                          0146                         CMN           1,667
                                                                               ----------
4036 E. Enrose Street                                                     total    1,667
Nesa, AZ  85205

-----------------------------------------------------------------------------------------
Lisa Lukianoff                          0147         ###-##-####     CMN             834
                                                                               ----------
110 Shelley Drive                                                         total      834
Mill Valley, CA  94941

-----------------------------------------------------------------------------------------
Kim Lundquist                           0153         550-92-647      CMN             584
                                                                               ----------
598 Pershing Court                                                        total      584
Mundelein, IL  60060

-----------------------------------------------------------------------------------------
Blair Martin                            0176                         CMN          28,610
                                                                               ----------
1046 Wright Ave., Apt. E                                                  total   28,610
Mountain View, CA  94043

-----------------------------------------------------------------------------------------




KADIRI INC.                         SHAREHOLDER LIST                 PAGE 8
1350 OLD BAYSHORE SUITE 100         AS OF  05/19/04                  FORM: 10A
BURLINGAME, CA  94010                                                DATE:  05/19/10
                                                                     TIME: 11:43:53


REGISTRATION                        ACCOUNT NO.       TAXPAYER ID    SERIES       SHARES
------------------------------------------------------------------------------    ----------

--------------------------------------------------------------------------------------------
Marvin Family Living Trust                 0035                        CMN           22,507
15355 Via Colina                                                                 ----------
Saratoga, CA  95070                                                          total   22,507


--------------------------------------------------------------------------------------------
Ralph Matlock                              0174                        CMN           50,488
263 Los Gatos Blvd., Apt. C                                                      ----------
Los Gatos, CA  95030                                                         total   50,488

--------------------------------------------------------------------------------------------
Ed Matlock                                 0175                        CMN           50,488
5464 Taft Drive                                                                  ----------
San Jose, CA  95124                                                          total   50,488

--------------------------------------------------------------------------------------------
Evan Matteo                                0059                        CMN              932
1200 Francisco # 5                                                               ----------
San Francisco, CA  94123                                                     total      932

--------------------------------------------------------------------------------------------
Scott Mc Evoy                              0068                        CMN              168
3914 Rockingham Drive                                                            ----------
Pleasanton, CA  94588                                                        total      168

--------------------------------------------------------------------------------------------
T. McMahon                                 0141                        CMN              243
18 Golf Road                                                                     ----------
Pleasanton, CA  94566-9750                                                   total      243

--------------------------------------------------------------------------------------------
Catherine and Mark Melbye                  0119                        CMN           10,417
3131 Barney Ave                                                                  ----------
Menlo Park, CA  94025                                                        total   10,417

--------------------------------------------------------------------------------------------
Larry Melillo
312 Second Avenue West. #612               0172         ###-##-####    CMN              208
Seattle, WA  98119                                                               ----------
                                                                             total      208

--------------------------------------------------------------------------------------------
Meltold Associates                         0105                        CMN            7,917
213 Anita Street                                                        2             2,084
Pittsburgh, PA  152217                                                           ----------
                                                                             total   10,001

--------------------------------------------------------------------------------------------
Allan R. Merrell                           0021                        CMN            8,669
48835 Chenin Blanc Drive                                                         ----------
Fremont, CA  94538                                                           total    8,669

--------------------------------------------------------------------------------------------
Kristen Marie Milani                       0066                        CMN                2
1951 Los Encinas Court                                                           ----------
Los Gatos, CA  95032                                                         total        2

--------------------------------------------------------------------------------------------
Daniel Mirich or Judith P. Mirich          0051                        CMN            4,501
TTEES
                                                                                  ----------
or Succ TTEES as TTEES of the Mirich                                         total    4,501
Family Trust dtd 8/7/96
591 Port Laramie Drive
Sunnyvale, CA  94087

--------------------------------------------------------------------------------------------




KADIRI INC.                               SHAREHOLDER LIST                PAGE 9
1350 OLD BAYSHORE SUITE 100               AS OF  05/19/04                 FORM: 10A
BURLINGAME, CA  94010                                                     DATE:  05/19/10
                                                                          TIME: 11:43:53

REGISTRATION                              ACCOUNT NO.       TAXPAYER ID    SERIES      SHARES
------------------------------------------------------------------------------------   -----------

--------------------------------------------------------------------------------------------------
Poonam Murgai                                    0046        ###-##-####     CMN               87
                                                                                       -----------
45987 Pasco Padro Parkway                                                          total       87
Fremont, CA  94539

--------------------------------------------------------------------------------------------------
Patrick R. Neargarder                            0090                        CMN           15,167
12400 Radoyka Drive                                                           2             3,334
                                                                                       -----------
Saratoga, CA  95070                                                                total   18,501

--------------------------------------------------------------------------------------------------
Yana Nikitina                                    0097                        CMN            1,337
                                                                                       -----------
355 Edge Hill Way                                                                  total    1,337
San Francisco, CA  94127

--------------------------------------------------------------------------------------------------
Terence V. O'Keefe                               0037                        CMN            7,382
                                                                                       -----------
c/o Deloitte & Touche                                                              total    7,382
700 Fifth Avenue, Suite 4500
Seattle, WA  98104

--------------------------------------------------------------------------------------------------
ONSET Enterprises Associates III, LP             0074                        CMN        1,085,753
2490 Sand Hill Road                                                           1           553,055
Menlo Park, CA 94025                                                          2           191,534
                                                                                       -----------
                                                                                   total1,830,342

--------------------------------------------------------------------------------------------------
ONSET Standby Fund, LP                           0165                         2           510,758
                                                                                       -----------
2490 Sand Hill Road                                                                total  510,758
Menlo Park, CA 94025

--------------------------------------------------------------------------------------------------
GS PEP I ONSET Standby Fund, LP                  0166                         2           172,532
                                                                                       -----------
2490 Sand Hill Road                                                                total  172,532
Menlo Park, CA 94025

--------------------------------------------------------------------------------------------------
GS PEP I Offshore ONSET Standby Fund, LP         0167                         2            82,847
                                                                                       -----------
2490 Sand Hill Road                                                                total   82,847
Menlo Park, CA 94025

--------------------------------------------------------------------------------------------------
Herwig Paar                                      0057                        CMN              161
                                                                                       -----------
Hauffstrasse 15                                                                    total      161
71083 Hernenberg GERMANY  77083

--------------------------------------------------------------------------------------------------
Anita S. Pakula                                  0127                        CMN            6,634
                                                                                       -----------
1754 Stanhope Court                                                                total    6,634
Thousand Oaks, CA  91361

--------------------------------------------------------------------------------------------------
Michael John Pehrson and Rona King               0164                        CMN            8,852
                                                                                       -----------
Pehrson, Trustees of the Pehrson Family                                            total    8,852
Trust dated January 18, 2000
158 Brodie Way
Walnut Creek, CA  94598

--------------------------------------------------------------------------------------------------



KADIRI INC.                          SHAREHOLDER LIST                PAGE 10
1350 OLD BAYSHORE SUITE 100          AS OF  05/19/04                 FORM: 10A
BURLINGAME, CA  94010                                                DATE:  05/19/10
                                                                     TIME: 11:43:53


REGISTRATION                         ACCOUNT NO.       TAXPAYER ID    SERIES      SHARES
-------------------------------------------------------------------------------   ----------

--------------------------------------------------------------------------------------------
Petaluma/Palm Partnership                   0077                        CMN             163
                                                                                  ----------
c/o Lee Stone / Petaluma Palm                                                 total     163
Partners
790 Sonoma
Santa Rosa, CA  95404

--------------------------------------------------------------------------------------------
Caterina V. Peterson                        0055        ###-##-####     CMN               9
                                                                                  ----------
6882 Camrose Drive                                                            total       9
Hollywood, CA  90068

--------------------------------------------------------------------------------------------
Floyd Edwin Peterson and Ruby Jean          0108                        CMN          14,832
Peterson, Trustees of the Peterson                                       2            6,164
                                                                                  ----------
Family Trust dated May 5, 1982                                                total  20,996
1 High Hawk Ranch
Brule, NE 69127

--------------------------------------------------------------------------------------------
Michael Pliner                              0017                        CMN             483
                                                                                  ----------
15257 Hume Drive                                                              total     483
Saratoga, CA  95070

--------------------------------------------------------------------------------------------
Eduardo Pretell                             0092                        CMN           5,000
                                                                                  ----------
2926 San Juan Blvd.                                                           total   5,000
Belmont, CA  94002

--------------------------------------------------------------------------------------------
Michael Reich                               0027                        CMN           5,173
                                                                                  ----------
c/o  Michael Reich & Associates                                               total   5,173
2995 Woodside Road, Suite 260
Woodside, CA  94062

--------------------------------------------------------------------------------------------
Nancy Urena Reid                            0070        ###-##-####     CMN              71
                                                                                  ----------
783 Spring Willow Bay                                                         total      71
 Palantine, IL  60067
--------------------------------------------------------------------------------------------
Eileen Renner                               0064                        CMN              21
                                                                                  ----------
912 East Fifth Avenue                                                         total      21
San Mateo, CA  94402

--------------------------------------------------------------------------------------------
Barry Rubenstein                            0076                        CMN           1,407
                                                                                  ----------
c/o  Woodland Partners                                                        total   1,407
68 Wheatley Road
Brookville, NY  11545

--------------------------------------------------------------------------------------------
Jill Rubin                                  0095                        CMN          12,949
                                                                                  ----------
110 Pineview Ln.                                                              total  12,949
Menlo Park, CA  94025

--------------------------------------------------------------------------------------------
Peter R. Sass                               0081        ###-##-####     CMN           1,914
                                                                                  ----------
903 La Mesa Drive                                                             total   1,914
Portola Valley, CA  94028

--------------------------------------------------------------------------------------------



KADIRI INC.                           SHAREHOLDER LIST                PAGE 11
1350 OLD BAYSHORE SUITE 100           AS OF  05/19/04                 FORM: 10A
BURLINGAME, CA  94010                                                 DATE:  05/19/10
                                                                      TIME: 11:43:53


REGISTRATION                          ACCOUNT NO.       TAXPAYER ID    SERIES       SHARES
--------------------------------------------------------------------------------    ----------

----------------------------------------------------------------------------------------------
Saybrook Graduate School                     0139                        CMN            2,500
                                                                                    ----------
450 Pacific Avenue                                                             total    2,500
 San Francisco, CA  94133
----------------------------------------------------------------------------------------------
Bill Sayre                                   0042                        CMN              713
                                                                                    ----------
19967 Twilight Court                                                           total      713
Cupertino, CA  95014

----------------------------------------------------------------------------------------------
Jens Schmidt                                 0152        ###-##-####     CMN            1,823
                                                                                    ----------
1042 Oakland Avenue                                                            total    1,823
Menlo Park, CA  94025

----------------------------------------------------------------------------------------------
George H. Schneer & Lois P. Schneer          0052                        CMN            1,031
                                                                                    ----------
Co-Trustees of the Schneer Living                                              total    1,031
Trust
dtd 10/1/82, as amended
1513 Calypso Drive
Aptos, CA  95003

----------------------------------------------------------------------------------------------
Pauline M. Scholten                          0063        ###-##-####     CMN               81
                                                                                    ----------
134 Arlington Street                                                           total       81
San Francisco, CA  94131

----------------------------------------------------------------------------------------------
Maureen Young Smith                          0117                        CMN            3,847
302 Madrone Avenue                                                        2             1,599
                                                                                    ----------
Larapur, CA  94939                                                             total    5,446

----------------------------------------------------------------------------------------------
Eben Sprinsock                               0060        ###-##-####     CMN            1,206
                                                                                    ----------
354 N. 72nd. Street                                                            total    1,206
Seattle, WA  98103

----------------------------------------------------------------------------------------------
Kevin J. Sullivan                            0048        ###-##-####     CMN           12,953
70 Cresent Drive                                                          2             5,383
                                                                                    ----------
Palo Alto, CA  94301                                                           total   18,336

----------------------------------------------------------------------------------------------
Donald Summers                               0014                        CMN            4,181
                                                                                    ----------
8300 South 83rd. Street                                                        total    4,181
Mercer Island, WA  98040

----------------------------------------------------------------------------------------------
Mark Tilton                                  0045        ###-##-####     CMN            1,077
                                                                                    ----------
397A Los Lomas Way                                                             total    1,077
 Walnut Creek, CA  94598
----------------------------------------------------------------------------------------------
William Tinsley                              0094                        CMN           17,027
                                                                                    ----------
17589 Montebello Rd.                                                           total   17,027
Cupertino, CA  95014

----------------------------------------------------------------------------------------------
Glen O. Toney                                0040                        CMN               41
                                                                                    ----------
400 Marmore Street                                                             total       41
Chico, Ca  95928

----------------------------------------------------------------------------------------------



KADIRI INC.                              SHAREHOLDER LIST                 PAGE 12
1350 OLD BAYSHORE SUITE 100              AS OF  05/19/04                  FORM: 10A
BURLINGAME, CA  94010                                                     DATE:  05/19/10
                                                                          TIME: 11:43:53


REGISTRATION                             ACCOUNT NO.       TAXPAYER ID     SERIES      SHARES
------------------------------------------------------------------------------------   -----------

--------------------------------------------------------------------------------------------------
Towers, Perrin, Forster & Crosby Inc            0131                         CMN          839,867
Att: Don Lowman                                                               1           326,604
One Stanford Plaza 263, 263 Treccer
Blvd.                                                                         2           197,979
                                                                                       -----------
Stamford, CT  06901-3226                                                           total1,364,450

--------------------------------------------------------------------------------------------------
Voyager Capital Fund Il, LP                     0157                          2           441,971
                                                                                       -----------
719 Second Ave Suite 1400                                                          total  441,971
Seattle , WA 98104

--------------------------------------------------------------------------------------------------
Voyager Capital Fund Il-A, LP                   0158                          2         2,469,734
                                                                                       -----------
719 Second Ave Suite 1400                                                          total2,469,734
Seattle , WA 98104

--------------------------------------------------------------------------------------------------
Voyager Capital Founders Fund II, LP            0159                          2           185,158
                                                                                       -----------
719 Second Ave Suite 1400                                                          total  185,158
Seattle , WA 98104

--------------------------------------------------------------------------------------------------
Curt Walker                                     0122                         CMN            2,914
                                                                                       -----------
1128 Juanita Avenue                                                                total    2,914
Burlingame, CA  94010-3406

--------------------------------------------------------------------------------------------------
Jerry Weisman                                   0078                         CMN               92
                                                                                       -----------
c/o  Power Presentations                                                           total       92
1065 E. Hillsdale Blvd., Suite 410
Foster City, CA  94404-1615

--------------------------------------------------------------------------------------------------
Jan L. Weisman                                  0024                         CMN            1,306
                                                                                       -----------
3518 Altamont Drive                                                                total    1,306
Redwood City, CA  94062

--------------------------------------------------------------------------------------------------
Dave West                                       0061                         CMN            1,535
                                                                                       -----------
67 Bay Tree Lane                                                                   total    1,535
Los Altos, CA  94022

--------------------------------------------------------------------------------------------------
Mike West                                       0129                         CMN           81,989
                                                                                       -----------
14801 Andrew Court                                                                 total   81,989
Saratoga, CA  95070

--------------------------------------------------------------------------------------------------
Wheatly Partners II, LP                         0099                         CMN          958,980
80 Cutter Mill Road                                                           1           551,769
Suite 311                                                                     2           841,539
                                                                                       -----------
Great Neck, NY 11021                                                               total2,352,288

--------------------------------------------------------------------------------------------------
Kenneth Wilhite                                 0041                         CMN                8
                                                                                       -----------
8630 Starlight                                                                     total        8
Sebastopol, CA  95472

--------------------------------------------------------------------------------------------------




KADIRI INC.                   SHAREHOLDER LIST                 PAGE 13
1350 OLD BAYSHORE SUITE 100   AS OF  05/19/04                  FORM: 10A
BURLINGAME, CA  94010                                          DATE:  05/19/10
                                 TIME: 11:43:53


REGISTRATION                  ACCOUNT NO.        TAXPAYER ID    SERIES      SHARES
-------------------------------------------------------------------------   ----------

--------------------------------------------------------------------------------------
Mitchell C. Williams                 0133                         CMN          64,634
                                                                            ----------
12 Greenbrier Court                                                     total  64,634
Half Moon Bay, CA  94019

--------------------------------------------------------------------------------------
Phillip Earl Wilson                  0107                         CMN           8,852
                                                                            ----------
9 Runnymede Drive                                                       total   8,852
North Hampton, NH  03862

--------------------------------------------------------------------------------------
Edward J. Wisnewaski                 0098                         CMN           2,500
                                                                            ----------
3089 Alexander Ave.                                                     total   2,500
Santa Clara, CA  95051

--------------------------------------------------------------------------------------
Woodland Partners                    0009                         CMN          24,745
Attn: Barry Rubenstein                                             2           28,513
                                                                            ----------
68 Wheatley Road                                                        total  53,258
Brookville, NY  11545

--------------------------------------------------------------------------------------


SCHEDULE 4.14A
                      Suppliers of good services over $25K
                             April 2003 - March 2004

                       Name                           Invoice
------------------------------------------------------------------
BEA Systems, Inc                                        250,132
------------------------------------------------------------------
BLANC-OTUS                                              121,599
------------------------------------------------------------------
Blue Shield                                             289,013
------------------------------------------------------------------
Calco Insurance                                          26,909
------------------------------------------------------------------
CDW Direct, LLC                                          27,012
------------------------------------------------------------------
Channel Source Direct                                    28,000
------------------------------------------------------------------
Connect Direct                                           85,514
------------------------------------------------------------------
ConnectSix, LLC                                          72,031
------------------------------------------------------------------
Dell Marketing L.P.                                      64,362
------------------------------------------------------------------
Equity Office Properties                                343,822
------------------------------------------------------------------
Fireman's Fund Insurance                                 42,737
------------------------------------------------------------------
First Bank Card                                          47,591
------------------------------------------------------------------
Fusionstorm                                              30,668
------------------------------------------------------------------
Gartner                                                  27,225
------------------------------------------------------------------
Go Ahead Solutions, LLC                                 176,029
------------------------------------------------------------------
Gray Cary Ware & Freidenrich                            129,839
------------------------------------------------------------------
HR.com, Inc.                                             29,875
------------------------------------------------------------------
HRchitect, Inc.                                         108,619
------------------------------------------------------------------
Hyperion Solutions Corp.                                 83,292
------------------------------------------------------------------
IBM                                                      98,568
------------------------------------------------------------------
Jackson Lewis - Attorneys at Law                         25,865
------------------------------------------------------------------
Kaiser - Health coverage                                 41,897
------------------------------------------------------------------
Marathon International Inc.                             114,284
------------------------------------------------------------------
Oak Technology Partners, LLC                             66,911
------------------------------------------------------------------
One Bay Plaza, L.L.C.                                    31,059
------------------------------------------------------------------
PlaceWare Inc.                                           46,263
------------------------------------------------------------------
Premier Access                                           43,520
------------------------------------------------------------------
Price WaterhouseCoopers LLP                              69,250
------------------------------------------------------------------
Raindance Communications, Inc.                           42,696
------------------------------------------------------------------
Salesforce.com, Inc.                                     26,526
------------------------------------------------------------------
SBC for Pacific Bell -960-755-27003-555                  27,598
------------------------------------------------------------------
SQATest, Inc.                                            33,198
------------------------------------------------------------------
Steven A. Rushton                                       154,372
------------------------------------------------------------------
Talbot Consulting                                        27,466
------------------------------------------------------------------
Towers Perrin Working Concepts.                         242,656
------------------------------------------------------------------
Webster Techwriters                                      33,966
------------------------------------------------------------------
WESTT, Inc.                                             176,338
------------------------------------------------------------------

SCHEDULE 4.4  TITLE TO ASSETS:
              Leased Equipment:
              Phone System
              Copiers (2)

The Corporation has licenses to Third Party Software used in delivering its product from companies including BEA and Brio.

On April 22, 2004 the Corporation acquired substantially all of the assets of Trimbus, Inc. ("Trimbus") Under certain circumstances, as more fully described in Section 7.2 ("Seller Option to Repurchase Assets") of the Asset Purchase Agreement dated April 22, 2004 between the Corporation, Trimbus and the Trimbus selling shareholders, Trimbus has the right to repurchase the Trimbus assets for $1.00.

SCHEDULE 4.6 ABSENCE OF CONFLICTING AGREEMENTS:
The Landlord for The Corporation's corporate office has the right to approve any transfer of the lease via merger with another company. This approval shall not be unreasonably withheld. The Corporation does not believe there will be any issues in obtaining such authorization prior.

SCHEDULE 4.7  APPROVALS:
See Schedule 4.6

SCHEDULE 4.8  FINANCIAL STATEMENTS:
An audited balance sheet as of 12/31/2002 has been delivered. Unaudited income statements and balance sheets for the fiscal year ended 12/31/2003 and the quarter ended 3/31/2004 have been delivered.

SCHEDULE 4.9  ABSENCE OF UNDISCLOSED LIABILITIES:
Since the issue of the March 31, 2004 Balance Sheet, The Corporation has issued convertible notes to its principal institutional investors as well as to accredited investors. The first closing in April totaled $1,125,000.00 and the second in May, $300,000.00.

On March 31, 2004, The Corporation entered an agreement with Broadview International LLC to solicit and review acquisition offers. The arrangement included issuing a fairness opinion if requested to do so by the Corporation. The Corporation is obligated to pay $50,000 plus expenses. A success fee of $550,000.00 is due only upon the closing of a merger transaction.

SCHEDULE 4.10 ABSENCE OF CHANGES AND UNUSUAL TRANSACTIONS:

(ii) The Corporation has offered to discharge Bank of America from an obligation to pay for future maintenance of approximately $632,000 for early payment in the amount of $395,000. Also, as part of the settlement, Bank of America must release The Corporation from a possible repayment obligation of approximately $1,032,000. Bank of America has indicated it will be accepting this proposal.

(iv) See (ii)

(vi) The Corporation approved a bonus pool totaling approximately $12,900 as an incentive for members of the services group to work overtime. Some payments have been made from this pool. The affected employees have the choice to receive additional vacation instead. This is in the normal course of business.

(viii) Since the issue of the March 31, 2004 Balance Sheet, The Corporation has issued convertible notes to its principal institutional investors as well as to accredited investors. The first closing in April totaled $1,125,000.00 and the second in May, $300,000.00.

SCHEDULE 4.16  ACCOUNTS RECEIVABLE:
Except as reserved for under general AR reserve.

SCHEDULE 4.18  GOVERNMENTAL AUTHORIZATIONS:
The Corporation does not have a current business license with the City of Burlingame, the location of its corporate headquarters.

SECTION 4.21  INTELLECTUAL PROPERTY:


                                     PATENTS

                  Title                                 Date Issued                              Patent No.
                  -----                                 -----------                              ----------

Automated Process Guidance System                       July 31, 2001                              6,269,355
and Method US


                               PATENT APPLICATIONS

                  Title                              Application Date                          Application No.
                  -----                              -----------------                         ---------------

Automated Process Guidance System                      March 13, 2001                            09/805,646
Method and US

Automated Process Guidance System                      April 14, 2000                             2,371,953
and Method Canada

Automated Process Guidance System                      April 14, 2000                            00922267.0
and Method Europe


                                   TRADEMARKS

                  Mark                               Registration Date                        Registration No.
                  ----                               -----------------                        ----------------

                                             SEE KADIRI TRADEMARK PORTFOLIO AS
                                                 ATTACHED AS EXHIBIT 4.21-A

                             TRADEMARK APPLICATIONS

                  Mark                                Application Date                         Application No.
                  ----                                ----------------                         ---------------

                                             SEE KADIRI TRADEMARK PORTFOLIO AS
                                                 ATTACHED AS EXHIBIT 4.21-A

EXHIBIT 4.21-A
KADIRI TRADEMARK REPORT


  Country:    CANADA
  MARK        CLASSES   STATUS        APP. #    APP. DT     REG. #     REG. DT
  ------------------------------------------------------------------------------
  KADIRI                Registered   1087143  12/20/2000   TMA578293  03/26/2003
  KADIRI TOTALCOMP      Registered   1087144  12/20/2000   TMA596938  12/09/2003


  Country:       EUROPEAN UNION
  MARK           CLASSES            STATUS        APP. #   APP. DT        REG. #     REG. DT
  --------------------------------------------------------------------------------------------
  DECISIS         9, 16, 38, 41, 42     Registered  128520  04/01/1996    128520    04/06/1999
  KADIRI          9, 35, 42             Registered  2016533 12/22/2000   2016533    05/13/2002
  KADIRI TOTALCOM 9, 35, 42             Registered  2019826 12/22/2000   2019826    09/27/2002
  MISC. DESIGN
   (DECISIS LOGO) 9, 16, 37, 38, 41, 42 Registered  521344  04/24/1997    521344    07/12/1999



  Country:        MEXICO
  MARK            CLASSES        STATUS      APP. #     APP. DT       REG. #     REG. DT
  ---------------------------------------------------------------------------------------
  KADIRI             35         Registered   464825    01/08/2001   708609     07/30/2001
  KADIRI              9         Registered   464830    01/08/2001   708610     07/30/2001
  KADIRI TOTALCOMP    9         Registered   464829    01/08/2001   725578     11/30/2001


  Country:           UNITED STATES
  MARK                   CLASSES      STATUS          APP. #    APP. DT     REG. #      REG. DT
  -----------------------------------------------------------------------------------------------
  DECISIS                9            Registered   74/260134   03/27/1992    1833684   05/03/1994
  KADIRI                 9            Registered   75/938896   03/08/2000    2625863   09/24/2002
  KADIRI                 9            Registered   76/383860   03/14/2002    2812204   02/10/2004
  KADIRI TOTALCOMP       9            Registered   76/122380   09/05/2000    2643944   10/29/2002
  KADIRI TOTALCOMP       9            Registered   76/383859   03/14/2002    2741250   07/29/2003


The following is a list of licenses of patents, trademarks, copyrights or maskworks (other than non-exclusive licenses to end-users).

     Inbound Licenses:

o     WebLogic 5.1 (under license from BEA Systems)
o Brio (sold under a reseller agreement and not part of Kadiri TotalComp). Certain portion of the Brio product contain open source software code and the Corporation is in the process of determining whether the use of that code in the manner intended by the Corporation is permitted under applicable open sources licenses. If it is determined that the appropriate licenses have not been obtained by the licensor of the Brio product, then the Corporation may seek a refund for amounts paid to date to the licensor and cancellation of future obligations.
o Jasper Reports (will be part of Release 5.0 in the May 31, 2004 release) - commercial license with no fees;
o INetSoft Java class for pdf (source code acquired, no license required - this will be obsoleted by Jasper Reports in Release 5.0)
o     Various Java jar files and XML utilities as follows:

      o GifEncoder (ACME Labs) full rights to distribute, must include copyright file (which we do - this has been in our product since 4.0)
      o     JAXP (Sun Java) no license required
      o     JDOM (Sun Java) no license required
      o XALAN (Sun Apache) full rights to distribute, must show copyright o XERCESIMPL (Sun Apache) same as XALAN
      o     XML-apis.jar (Sun Apache) same as XALAN
      o     TableLayout.jar (ClearThought.info) no license required

      Outbound Licensed: Software and services agreement exists between International Business Machines Corporation and the Corporation which establishes the basis for a multinational procurement relationship under which the Corporation will provide IBM the deliverables and services described in SOW's issued under this agreement.

The Corporation owns all rights in an to its website located at www.kadiri.com.

SCHEDULE 4.22  EQUIPMENT CONTRACTS:

         None

SCHEDULE 4.24 LEASED REAL PROPERTY

         Corporate Office: 1350 Old Bayshore Road, Burlingame, CA 94010 Single office: 2050 Marconi Drive, No. 300, Alpharetta, GA 30005

SCHEDULE 4.26  EMPLOYMENT MATTERS:


(a) See separate schedule
--------------------------------------------------------------------------------------------------------------------------
4.26 A                    EMPLOYEES 1/2003-5/2003                                                     5.17.04
--------------------------------------------------------------------------------------------------------------------------
                                                                                               TOTAL
                                                                                               COMP
                                                                                    ANNUAL     YEAR END
START DATE   TERM DATE       TITLE                         DEPT    NAME             SALARY     2003
--------------------------------------------------------------------------------------------------------------------------

11/11/2002               Senior Software Engineer           Eng     Ackner,Larry    108,000.0     108,550.0
11/15/2003               Senior Software Engineer           Eng     Alguard, Mark   125,000.0     45,265.02
10/22/2001   9/7/2003    Application Consultant             Sales   Amber, Yasha    81,450.00     74,219.48
11/27/2000               Human Resource Manager             Admin   Antosik,        82,500.00     85,250.00
                                                                    Patrice
5/3/2004                 Inside Sales Rep                   Sales   Au-Foote                       2,115.38      2004 hire
6/12/2000                Inside Sales Rep Manager           Sales   Bauer, Lisa     65,000.00     82,049.46
11/26/2002               Director National Account          Admin   Beck, Brian    135,000.00    135,917.00
                         Engagement
3/3/2003                 Senior Software Engineer           Eng     Biggerstaff,   120,000.00    100,000.00
                                                                    Albert
3/30/2000    12/16/2003  QA                                 Eng     Bonder, Lisa                 127,843.60
                                                                                   120,000.00
9/7/1999     2/10/2004   Operations Manager                 Admin   Britton,        91,000.00     74,399.82
                                                                    Michelle
09/28/00                 Senior Staff Engineer              Eng     Carey, John    112,250.00    114,827.92
3/13/2000    10/15/2003  QA Engineer                        Eng     Caryotakis,     91,000.00     76,602.56
                                                                    Paula
4/5/2004                 Sales Rep                          Sales   Catapanpo,                    18,705.12
                                                                    Steve                                        2004 hire
11/10/2003               Vice President Sales               Sales   Christoffers,  200,000.00     58,846.17
                                                                    Debra
10/1/2003                Compensation Consultant            Sales   Churdnovsky,                  34,166.66
                                                                    Alex
8/28/2002    8/29/2003   CFO                                Finance Delepine,      165,000.00    114,627.15
                                                                    Francois
1/29/2001                Director of Professional Services  PSG     Deys, Phil     145,000.00    150,156.08
21/1/2003                Product Support                    PSG     Dhawas, S                     28,125.00
8/7/2002                 VP, Marketing                      Mkt     Dobbs, Kevin                 163,207.84
                                                                                   160,000.00
11/9/2002    8/1/2003    Senior Software Engineer           Eng     Downing,       108,000.06      7,565.38
                                                                    Charles
7/16/1997                Application Architect              Eng     Downing,       130,000.00    130,000.08
                                                                    Elliott
1/1/2004     5/19/2004   Director of Business Dev           Mkt     Faraday, Jeff                  4,833.32
7/24/1998                President & CEO                    Admin   Federman, Dan  200,000.00    220,624.92
4/29/2002    2/10/2004   Project Manager                    PSG     Gische, Jason  105,000.00    106,985.00
11/21/96                 Director Software Development      Eng     Grinberg, Milt 150,000.00    155,156.00
11/11/2002   10/101/03   Compensation Consultant            Sales   Haberin, Sue    85,000.00     78,009.61
12/27/2002   1/15/2004   New England Regional Sales Manager Sales   Henderson.      90,000.00    119,365.39
                                                                    Dana
10/28/2002               Director of Marketing              Mkt     Ingle, Julie                 120,458.00
                         Communications                                            120,000.00
4/30/2003    4/30/2004   Western Regional Sales Manager     Sales   Jeppson,        90,000.00    117,951.15
                                                                    Marcia
1/12/2004                Sales Rep                          Sales   Jones, James                  53,128.18
7/29/2002                Senior System Analyst              CSG     Kennedy, Kip    73,850.00     66,020.99
4/2/1997                 VP, Product Development            Eng     King, Tom      171,500.00    180,093.92
8/1/2000     4/8/2004    Project Manager                    PSG     Kneafsey,       91,000.00     92,578.09
                                                                    Joseph
01/13/03                 Staff Engineer                     Eng     Kunze, Tobias  100,000.00     96,602.64
5/21/2001    6/30/2003   Western Region Sales Manager       Sales   Ludlow,         80,000.00     46,893.19
                                                                    Michael
1/17/2000                Senior Project Manager             PSG     Marasco, Marc  118,000.00    135,500.00
4/19/2004                Senior Software Engineer           Eng     Martin, Blair                  7,307.69      2004 hire
4/19/2004                Senior Software Engineer           Eng     Matlack, Ed                    7,916.66      2004 hire
4/17/2004                Director Product Marketing         Mkt     Matlack, Ralph                 8,829.96      2004 hire
9/5/2000                 Director, Client Relations         Sales   Mayes, Sheryl   92,000.00    102,312.92  terms 5.31.04
3/15/2004    5/18/2004   Compensation Consultant            Sales   McLean, Fabia                 17,051.26      2004 hire
1/12/2004                Sales Rep                          Sales   McGinnis,                     53,128.18
                                                                    Scott                                        2004 hire
12/18/2002   12/10/2003  Sales Operations                   Sales   Melillo, Larry  90,000.00     89,546.67
2/24/2003                Customer Operations Manager        CSG     Mulvaney,      120,000.00    102,307.69
                                                                    Glenn
1/7/2004                 Director, Product Marketing        Mkt     Murphy, Sean                  43,230.00      2004 hire
4/13/1998                Senior Staff Engineer              Eng     Neargarder,    146,000.00    152,874.92
                                                                    Pat
1/3/2000                 Senior Software Engineer           Eng     Nguyen, Minh   114,500.00    117,077.92
1/4/1999                 Senior Application Architect       Eng     Nikitina, Yana 145,000.00    150,156.08    on leave
                                                                                                               5/17-9/7/04
4/1/2004                 Compensation Consultant            Sales   Nolan, Carla                 124,999.98      2004 hire
11/1/2002                Senior OA Engineeer                Eng     Novitskaya,     85,000.00     85,458.08
                                                                    Julia
10/1/2003                Senior Field Engineer              PSG     Punati, Ravi                     41,250
3/4/2003     3/19/2004   South Western Regional Sales       Sales   Reid, Jeff      90,000.00    109,365.38
                         Manager
5/22/2002    7/4/2003    Southeast Regional Sales Manager   Sales   Reilly, Jay     90,000.00     50,278.85
3/13/2000                Northeast Regional Sales Manager   Sales   Robinson,       85,601.00    245,221.04
                                                                    Pattie
8/27/2001                Central Regional Sales Manager     Sales   Rooke, Robert   80,000.00    172,987.85
1/4/2000     4/8/2004    Senior Accountant                  Finance Rueca, Melita   60,320.00     42,977.56
7/27/2000                Project Manager                    PSG     Sams, John      91,050.00     92,769.00
7/1/1999                 Director Training                  PSG     Sass, Peter    120,000.00    125,156.00
7/6/2000                 Senior System Administator         IT      Saunders, Tom   85,000.00     84,708.40
1/20/2003                Director of Product Support        CSG     Sciarra, Jim   135,000.00    128,942.31
12/6/1999                Director of Compensation           Sales   Simovsky,                    155,561.42
                         Consulting                                 Julia         140,000.00
4/19/2004                Sales Rep                          Sales   Sharp, Mike                   12,612.18      2004 hire
1/1/2004                 Q A Engineer                       Eng     Sklovsky, Greg                30,000.00      2004 hire
10/7/2002    7/25/2003   Director, Business Development     Mkt     Stelzner, Mark 110,000.00     73,918.11
1/2/2004                 Director, Channel Sales            Sales   Swartz, Art                   50,000.00      2004 hire
1/15/2003    1/8/2004    Director of Western Regional Sales Sales   Todd, Juli     135,000.00    216,526.63
8/24/1998                Senior Staff Engineer              Eng     Uetrecht, Bill1 15,300.00    117,363.08
4/19/2004                Director of Client Relations       Sales   Vereceles,                     9,166.67
                                                                    Marissa                                      2004 hire
7/10/2000                Staff Engineer                     Eng     Wang, Tien     117,600.00    120,006.00
05/19/03                 Driector of Product Marketing      Mkt      Wanty,        145,000.00     87,039.93    on leave
                                                                    Colleen                                    3/4-7/30/04
11/6/2000                Inside Sales Rep                   Sales   Watters,        55,000.00     69,800.08
                                                                    Sandra
11/01/99                 Director of Consulting Services    CSG     Whitt, Desmond 145,000.00    151,875.08  25% as of May
                                                                                                             10, 2004
2/24/1999    5/19/2003   VP, Worldwide Sales and Business   Sales   Williams,      170,000.00    146,504.07
                         Development                                Mitch
1/8/2001                 Project Manager                    PSG     Witko, Rebecca  89,400.00      89,052.37
1/14/2002                Senior Software Engineer           Eng     Wolf, Boris    112,000.00    111,719.08     hrly basis
                                                                                                             after 5.18.04
11/4/2002                Controller                         Finance Wong, Brian    115,000.00     115,917.0
9/23/2002    11/7/2003   Senior Software Engineer           Eng     Yeung, Howard  105,000.00     93,387.52
2/18/2002                QA, Manager                        Eng     Yevtushenko,   115,000.00     117,979.0
                                                                    Valerie

      *     2004 hire denotes salary to date


------------------------------------------------------------------------------------------------------------------------
 4.28     BENEFITS PLANS              PROVIDER              PLAN          POLICY NUMBER            POLICY PERIOD
------------------------------------------------------------------------------------------------------------------------
       Medical                        Blue Shield            HMO              H11391             2/1/04-1/31/05
       Medical                        Blue Shield            PPO 250          930880             2/1/04-1/31/05
       Medical                        Blue Shield            PPO 500          931155             2/1/04-1/31/05
       Medical                        Kaiser                 HMO              39231              2/1/04-1/31/05
       Dental                         Jefferson Pilot                         1D0010483          2/1/04-1/31/05
       Vision                         VSP                                     12159286           1/1/03-6/30/05
       Short Term Disability          Jefferson Pilot                         10046039           2/1/04-1/31/05
       Long Tern Disability           Jefferson Pilot                         10046038           2/1/04-1/31/05
       Life/AD&D                      Jefferson Pilot                         10046037           2/1/04-1/31/05
       Flexible Spending Account      EBS                                     Kadiri             2/1/04-1/31/05
------------------------------------------------------------------------------------------------------------------------



4.29

COVERAGE TYPE                  BROKER    VENDOR         POLICY NUMBER       POLICY PERIOD              PREMIUM          LIMIT
-----------------------------------------------------------------------------------------------------------------------------------
 Worker's Comp                  Calco    Firemans Fund    WZP 80912234       12/31/03-12/31/04          43,461.00     $ 1,000,000
 Errors & Omissions             Calco    Calco            GUO450351          12/31/03-12/31/04          18,965.63     $ 1,000,000
 Fiduciary Dishonesty           Calco    Calco            81518373           5/31/03-5/31/04               431.52     $   50,000
 Fiduciary Liability            Calco    Calco            81385290           5/31/03-5/31/04             1,428.00     $ 1,000,000
 Third Party Fidelity           Calco    Calco            103924758          9/20/03-9/20/04             5,895.00     $ 1,000,000
 Umbrella                       Calco    Chubb            79754375           5/31/03-5/31/04             5,027.50     $ 2,000,000
 Business Auto                  Calco    Chubb            7498-90-30         5/31/03-5/31/04             1,386.00     $ 1,000,000
 Property & liabilty package    Calco    Chubb            35347972           5/31/03-5/31/04            15,658.00
 D&O                            Calco    Calco/AICCO      63369902           9/30/03-9/30/04            21,145.76         3M
 D&O                            Calco    Calco/AICCO      190233-102         9/30/03-9/30/04            15,810.00         2M
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL          $129,208.41
-----------------------------------------------------------------------------------------------------------------------------------


         (a)      See separate schedule

         (b)      Change of Control Severance Agreements
                  Dan Federman, CEO
         `        Kevin Dobbs, VP Marketing
                  Debra Christoffers, VP Sales
                  Tom King, VP Development

         (c)
         Matt Slavik                Agreement 1/26/04
         Joseph Harding    Agreement 4/7/04
         Boris Wolf                 Agreement 5/18/04
         Paul Bialek                Agreement 10/4/03
         Simon Boardman    Agreement 2/17/04
         Paul Clothier              Agreement 10/27/03
         Talbot Consulting Agreement 12/10/03

         (g) The Corporation terminated a sales representative due to performance and behavior issues in January of 2004. The former employee retained council and has communicated in a letter threatening litigation unless the Corporation settles. The Corporation believes the threatened litigation is without merit and has no plans to settle. If there is litigation, the Corporation has an insurance policy with deductibles.

SCHEDULE 4.28  BENEFIT PLANS:

         (f) 401k-employee contributions are paid to the 401k provider by the Corporation. Dependent on the timing of the closing, it is possible that the remittance from the most recent payroll will not have been delivered to Securian Retirement Services.

SCHEDULE 4.30  MATERIAL CONTRACTS:
The following contract was signed after 3/31/04 involving payments to the Corporation in excess of $100k: Dupont (software, implementation, and maintenance for Kadiri HR console, Interface Manager, and Advance Variable Pay.

The following contract(s) have corporate obligations that extend beyond one year:
SBC T1 Agreement - 2-year agreement ending August 2005. Early termination fees apply. Agreement included with Due Diligence materials. IBM e-business Hosting Agreement - 3-year agreement ending December 2005. Early termination charge applies. Agreement included with Due Diligence materials.

The following contract(s) cannot be terminated without penalty on less than 6 months notice:
Lease for 1350 Old Bayshore, Suites 100 and 570 remains in affect until 4/17/05. Agreement included with Due Diligence materials.

The Strategic Partnership Agreement with Towers Perrin has expired by its terms. The Corporation and Towers have discussed an extension of the Agreement and Towers has advised the Corporation that they are planning to extend the Agreement and have directed their lawyers to assist in this effort. In any renewal, Towers will have the right to cancel the renewed agreement if the Corporation is acquired and if Towers chooses.


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

Kadiri customers, Sovereign and Cendant, have demanded certain software and services free of charge in connection with ongoing negotiations between such customers and the Corporation.

SCHEDULE 4.31  LITIGATION:
The Corporation terminated a sales representative due to performance and behavior issues in January of 2004. The former employee retained council and has communicated in a letter threatening litigation unless the Corporation settles. The Corporation believes the threatened litigation is without merit and has no plans to settle. If there is litigation, the Corporation has an insurance policy with deductibles.

SCHEDULE 4.32 TAX MATTERS:
(b) The following returns have not been filed for 2003: Federal tax return CA and NC tax return
      Extensions have been filed for Federal and California 2003 returns.

(d) Property tax return for 2003 has been filed but assessment not determined. Sales tax for Arizona needs to be determined for software purchased by Swift Transportation.

(g) The Corporation has collected, to the best of its knowledge, all amounts required to be collected or withheld except as noted in 4.32 (d) for Swift Transportation wherein applicable sales has not been collected or paid.

(h) An accrual exists on the balance sheet as of April 30, 2004 in the amount of $90,915 for potential sales tax liabilities. The Corporation believes this is an adequate reserve.

SCHEDULE 4.37 BANK ACCOUNTS, ETC.
Bank Accounts:
         Comerica
         Smith barney
         Silicon Valley Bank
         Venture Banking Group

Authorized Check Signers:
         Tom King
         Dan Federman
         Kevin Dobbs
         Brian Dobbs

SCHEDULE 4.38 NO BROKER:
         Broadview International LLC


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


                                  SCHEDULE 5.7

                                STOCK OPTION PLAN

Authorized to issue 3,000,000 common shares under the Stock Option Plan. There are currently 2,063,937 options outstanding.

                                    WARRANTS

---------------------------------------- -------------------------------------- --------------------------------------
                                                                                                    NUMBER OF WARRANTS
WARRANT HOLDER                           DATE OF GRANT                                              FOR COMMON SHARES
---------------------------------------- -------------------------------------- --------------------------------------
Sherman Taub                             December 1999                                                        245,000
---------------------------------------- -------------------------------------- --------------------------------------
Whale Securities                         December 1999                                                        244,812
---------------------------------------- -------------------------------------- --------------------------------------
William Walters                          March 2001                                                          245,000*
---------------------------------------- -------------------------------------- --------------------------------------
Sands Brothers & Co. Ltd.                April 2002                                                           400,000
---------------------------------------- -------------------------------------- --------------------------------------
Crestview Capital                        May 2002                                                             312,179
---------------------------------------- -------------------------------------- --------------------------------------
Michael Weiss                            May 2003                                                             133,333
---------------------------------------- -------------------------------------- --------------------------------------
Platinum Value Arbitrage Fund, LP        May 2003                                                          333,334 **
---------------------------------------- -------------------------------------- --------------------------------------
Standard Securities Capital Corporation  December 2003                                                        250,000
---------------------------------------- -------------------------------------- --------------------------------------
Nathan Low                               December 2003                                                         62,500
---------------------------------------- -------------------------------------- --------------------------------------
Legend Merchant Group                    December  2003                                                       100,000
---------------------------------------- -------------------------------------- --------------------------------------
Peopleview, Inc.                         March 2004                                                            50,000
---------------------------------------- -------------------------------------- --------------------------------------

* 50,000 warrants have been exercised

**  299,031 warrants have been exercised


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